SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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XTO ENERGY INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

April [13], 2006

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the Annual Meeting of Stockholders to be held in Ballroom C at the Fort Worth Convention Center, 1201 Houston Street, Fort Worth, Texas, on Tuesday, May 16, 2006, at 10:00 a.m. local time.

Matters to be voted upon are listed in the accompanying Notice of Annual Meeting of Stockholders. Additionally, we will review the Company’s operating results for 2005 and our plans for the year ahead.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign, and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote at the meeting.

Sincerely,

Bob R. Simpson

Chairman of the Board and

Chief Executive Officer

XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2006

To the Stockholders of XTO Energy Inc.:

The Annual Meeting of Stockholders of XTO Energy Inc. will be held on Tuesday, May 16, 2006, at 10:00 a.m. local time, in Ballroom C at the Fort Worth Convention Center, 1201 Houston Street, Fort Worth, Texas, for the following purposes:

1.	To elect four directors;

2.	To approve an amendment to the XTO Energy Inc. Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per share, from 500,000,000 to 1,000,000,000;

3.	To approve the XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan (the “Amended 2004 Plan”);

4.	To ratify the appointment of KPMG LLP as the Company’s independent auditor for 2006; and

5.	To transact any other business that may properly come before the meeting or any adjournment thereof.

By resolution of the Board of Directors, only stockholders of record as of the close of business on Friday, March 31, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

XTO Energy’s Annual Report, including its Annual Report on Form 10-K for the year ended December 31, 2005 with financial statements, accompanies this Proxy Statement.

Your attention is directed to the Proxy Statement for further information about the matter to be considered.

You are cordially invited to attend the meeting. Whether or not you plan to be present, please complete, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope, or vote through the Internet or by telephone by following the voting procedures described on the proxy card. If you plan to attend the meeting, you may revoke your proxy prior to or at the meeting and vote in person by following the instructions in this Proxy Statement.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

April [13], 2006

Certain documents referred to in the Proxy Statement are available at www.xtoenergy.com. Please note that none of the information on our web site is incorporated by reference into this Proxy Statement.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 16, 2006

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of XTO Energy Inc. (“XTO Energy” or the “Company”) for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Tuesday, May 16, 2006, and any adjournment thereof. We will begin mailing this Proxy Statement and the accompanying proxy card to stockholders on or about April [13], 2006. The purpose of the Annual Meeting is to consider and vote on the matters set forth in the accompanying Notice of Annual Meeting.

GENERAL MATTERS

Shares Outstanding and Voting Rights

All stockholders of record of the Company’s common stock (“Common Stock”) as of March 31, 2006 are entitled to notice of, and to vote at, the Annual Meeting. There were [364,023,844] shares of Common Stock issued and outstanding on that date. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to vote cumulatively for the election of directors or on any other matter.

The Board of Directors requests that you complete, date, sign, and return the enclosed proxy card promptly, or vote through the Internet or by telephone, whether or not you plan to attend the Annual Meeting. Please note that there are separate arrangements for voting if your shares are registered in the name of a broker, bank, or other record holder (“street name holders”). You should check the proxy card or voting instructions forwarded by your broker, bank, or other holder of record to see which options are available to you.

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum. A proxy marked “abstain” on a matter will be considered to be represented at the Annual Meeting for purposes of a quorum, but will have the same effect as a vote “against” the matter. Shares registered in the names of brokers or other street name holders for which proxies are voted on some, but not all, matters will be counted as present for quorum purposes, but will have no effect on the matters on which they have not voted, except in the case of the increase in the Company’s authorized shares, where a broker non-vote will have the same effect as a vote against the matter. In addition, for stockholder approval of the amendment and restatement of the 2004 Stock Incentive Plan under the rules of the New York Stock Exchange, a majority of the outstanding shares of Common Stock must vote on the matter; for this purpose, abstentions count as a vote on the matter, but broker non-votes do not.

Whether you vote by mail, Internet, or telephone, your shares of Common Stock will be voted at the Annual Meeting in accordance with your instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

You may revoke a proxy at any time before it is voted at the Annual Meeting. To revoke your proxy, you may submit another signed proxy card with a later date, vote through the Internet or by telephone on a later date, vote in person at the Annual Meeting, or send a written notice of revocation to the Secretary of the Company at its principal office, 810 Houston Street, Fort Worth, Texas 76102. If you are a street name holder and you vote by proxy instruction, you may later revoke your proxy instruction by informing the holder of record in accordance with that entity’s procedures. To vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the broker or other holder of record and bring it to the Annual Meeting.

Cost of Solicitation

The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to beneficial owners of Common

Stock. Solicitations will be made primarily by mail, but certain directors, officers, or other employees of the Company may solicit proxies in person, by telephone, or by other means. Such persons will not receive special compensation for their solicitation services. The Company has engaged Mellon Investor Services LLC to solicit proxies from brokers, banks, nominees, and other institutional holders for a fee of $10,500 plus reimbursement for all reasonable out-of-pocket expenses.

Item 1.    ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the members of the Board of Directors are divided into three classes, in as equal number as possible, with staggered three-year terms. Generally, each director’s term of office continues until the third Annual Meeting of Stockholders following election to office and until a successor is duly elected and qualified. The current terms of Class I, Class II, and Class III directors expire at the Annual Meeting of Stockholders in 2006, 2007, and 2008, respectively.

The Board of Directors also has discretion to elect one or more advisory directors to serve for a term established by the Board of Directors. Advisory directors attend meetings of the Board of Directors and meetings of committees on which they are eligible to attend but are not entitled to vote. The Board of Directors may remove an advisory director at any time, with or without cause. There are currently two advisory directors, both of whom are executive officers, and no non-employee advisory directors.

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has established that it will be composed of nine members. The Corporate Governance and Nominating Committee has recommended, and the Board of Directors has nominated, Phillip R. Kevil, Herbert D. Simons and Vaughn O. Vennerberg II for election as Class I directors, and Lane G. Collins for election as a Class II director. Each nominee has consented to serve for the nominated term. As Class I directors, Messrs. Kevil, Simons, and Vennerberg will each serve for a three-year term continuing until the Annual Meeting of Stockholders in May 2009. As a Class II director, Dr. Collins will serve for a one-year term continuing until the Annual Meeting of Stockholders in May 2007. All four of the nominees are currently serving as directors of XTO Energy. Biographical information (including age as of April 1, 2006) follows for the director nominees, each director whose term in office will continue after the Annual Meeting, and each advisory director.

The persons named on the accompanying proxy card intend to vote in favor of the nominees. Should any nominee become unavailable for election, the proxies may be voted with discretionary authority for any substitute nominee recommended by the Board of Directors. Directors are elected by a majority of the votes of stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote.

If the nominees are elected, the Board of Directors will have nine directors, including six non-employee directors and three executive officers. The biographies of the director nominees, continuing directors, and advisory directors follow.

NOMINEES FOR DIRECTOR

CLASS I	(Term expires 2009)

Phillip R. Kevil

Age 55. Mr. Kevil has been a director of XTO Energy since February 2004. He retired from the Company in 1997. He served as Vice President-Taxation or held similar positions with the Company and its predecessors from 1987 to 1997. Prior to that, he was Tax Manager (1979-1986) and Assistant Tax Manager (1975-1979) of Southland Royalty Company and was on the audit and tax staff of Arthur Andersen (1973-1975). Mr. Kevil is a Certified Public Accountant.

Herbert D. Simons

Age 70. Mr. Simons has been a director of XTO Energy since 2000. He is an attorney specializing in federal income tax law and has been Of Counsel with the law firm of Winstead Sechrest & Minick P.C. in Houston, Texas since 1999. Prior to that, he was a partner in the law firm of Butler & Binion, L.L.P. from 1972 through 1999. Mr. Simons served as a member of the Rice University Accounting Council from 1981 until 1996 and is a Certified Public Accountant.

Vaughn O. Vennerberg II

Age 51. Mr. Vennerberg has been a director of XTO Energy since August 16, 2005, and served as an advisory director from 2000 to August 2005. On April 3, 2005, he was promoted to Senior Executive Vice President and Chief of Staff effective May 1, 2005. Mr. Vennerberg has been Executive Vice President-Administration or held similar positions with the Company since 1987. Prior to that, he was employed (1979-1986) by Cotton Petroleum Corporation and Texaco Inc.

CLASS II	(Term expires 2007)

Lane G. Collins

Age 65. Dr. Collins has been a director of XTO Energy since August 16, 2005, and served as an advisory director from 1998 to August 2005. He is Professor Emeritus of Accounting at Baylor University in Waco, Texas, where he has taught since 1978. Prior to that, he taught for five years at the University of Southern California, where he earned his doctorate in business administration. Dr. Collins is a Certified Public Accountant.

The Board of Directors recommends that stockholders vote FOR the director nominees.

DIRECTORS CONTINUING IN OFFICE

CLASS II	(Term expires 2007)

Scott G. Sherman

Age 72. Mr. Sherman has been a director of XTO Energy since 1990. He has been the sole owner of Sherman Enterprises, a personal investment firm in Fort Worth, Texas, for the past 15 years. Prior to that, he owned and operated Eaglemotive Industries, an automotive parts manufacturing company, for 18 years. Mr. Sherman serves on the Board of Directors of Worth National Bank.

Bob R. Simpson

Age 57. Mr. Simpson has been a director of XTO Energy since 1990. He was a founder of the Company in 1986, has been Chairman since July 1, 1996, and has been Chief Executive Officer or held similar positions with the Company and its predecessors since 1986. Prior to that, he was Vice President of Finance and Corporate Development of Southland Royalty Company (1979-1986) and Tax Manager of Southland Royalty Company (1976-1979).

CLASS III	(Term expires 2008)

William H. Adams III	Age 47. Mr. Adams has been a director of XTO Energy since 2001. He has served as Regional President of Compass Bank in Fort Worth, Texas, or held similar positions with its predecessor, TexasBank, since 2001. Prior to that, he was employed by Frost Bank from 1995 to 2001, where he most recently served as President of Frost Bank-South Arlington. He also served as Senior Vice President and Group Leader of Commercial/Energy Lending at Frost Bank.

Keith A. Hutton

Age 47. Mr. Hutton has been a director of XTO Energy since April 3, 2005, and served as an advisory director from 2000 to April 2005. On April 3, 2005, he was promoted to President of the Company effective May 1, 2005. Mr. Hutton has been Executive Vice President-Operations or held similar positions with the Company since 1987. Prior to that, he was a Reservoir Engineer (1982-1987) with Sun Exploration & Production Company.

Jack P. Randall

Age 56. Mr. Randall has been a director of XTO Energy since 1997. He is Co-founder of Randall & Dewey, a Division of Jefferies & Company, Inc., an oil and gas transactions advisory and consulting business in Houston, Texas. In January 2005, Jefferies Group, Inc. acquired Randall & Dewey Partners, LP, a company Mr. Randall co-founded in 1989. He served as President of Randall & Dewey from 1989 to 2004. Prior to that, he was with Amoco Production Company (1975-1989), where he was Manager of Acquisitions and Divestitures for seven years.

ADVISORY DIRECTORS

Louis G. Baldwin

Age 56. Mr. Baldwin has served as an advisory director of XTO Energy since 2000. He has been Executive Vice President and Chief Financial Officer or held similar positions with the Company since 1986. Prior to that, he was Assistant Treasurer (1979-1986) and Financial Analyst (1976-1979) at Southland Royalty Company.

Timothy L. Petrus

Age 51. Mr. Petrus has served as an advisory director of XTO Energy since May 17, 2005. He has been Executive Vice President-Acquisitions since May 1, 2005. He served as Senior Vice President-Acquisitions or held similar positions with the Company from 1988 until April 2005. Prior to that, he was Vice President (1980-1988) at Texas American Bank and a Senior Project Engineer (1976-1980) at Exxon USA.

DIRECTORS’ COMPENSATION

Directors and advisory directors who are also employees of the Company receive no additional compensation for service on the Board of Directors. Until May 2005, each non-employee director received an annual retainer totaling $100,000 and each non-employee advisory director received an annual retainer totaling $50,000. In May 2005, the annual retainer was increased to $180,000 for non-employee directors and to $90,000 for non-employee advisory directors. The annual retainer is paid in four quarterly installments. Non-employee directors and advisory directors receive no additional meeting fees or fees for serving as chairs of committees, but are reimbursed for travel expenses incurred in conjunction with their attendance at meetings of the Board of Directors, Board committees on which they serve, stockholder meetings and other designated events. In addition, non-employee directors and advisory directors may use Company aircraft for travel to and from these meetings and other designated events. The Company does not currently have any non-employee advisory directors.

In November 2004, the stockholders approved the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) that currently permits grants of awards with respect to up to 20,000 shares of Common Stock annually, as adjusted for the March 15, 2005 four-for-three stock split, to non-employee directors and advisory directors. Grants to directors under the plan are discretionary and must be approved by the Corporate Governance and Nominating Committee and the Board of Directors. Pursuant to this discretionary authority, in February 2005 each non-employee director received a grant of 3,333 shares of Common Stock, as adjusted, and each non-employee advisory director received a grant of 1,666 shares of Common Stock, which grants vested immediately. In November 2005, each non-employee director was granted an option to purchase 16,000 shares. The options vest the earlier of one-third each year on the anniversary date of the grant for three years or in 50% increments when the Common Stock closes at or above $45.00 and $50.00. One-half of these options vested on December 8, 2005 when the Common Stock closed at or above $45.00. The Board amended the Company’s Corporate Governance Guidelines in August 2005 to provide that each director is expected to own shares of Common Stock equal in value to three times the annual cash retainer. Directors have three years after first being elected to achieve this level of ownership.

During 2005, non-employee directors were allowed personal use of Company aircraft for up to six hours per year and non-employee advisory directors for up to three hours per year. The Company travel policy was amended effective January 1, 2006 to allow non-employee directors personal use of Company aircraft for up to 14 hours per year. Directors can carry unused hours forward to the following year or can use up to two years of allotted hours beyond the current year. Non-employee directors and advisory directors have use of Company office space and personal use of Company-owned condominiums, subject to availability. Additionally, the Company pays the expenses for all non-employee directors and advisory directors and their spouses or guests to attend the Company’s semi-annual management conferences and other designated Company events that the directors are expected to attend.

Non-employee directors and advisory directors are eligible to participate in the Company’s retiree health plan. Under the plan, they can receive medical insurance from the Company at premiums to be determined by the Company from time to time if they have any combination of age and years of service that totals 60, with a minimum age of 45 and a minimum of five years of service on the Board of Directors. A non-employee director or advisory director does not have to retire from the Board of Directors to be eligible to receive medical benefits under this plan. Dependents of eligible non-employee directors and advisory directors may also participate in the plan at premiums determined by the Company from time to time. When a non-employee director or advisory director or dependent of such a director becomes eligible for insurance under a government-sponsored plan or is eligible for insurance under the plan of an employer, they are no longer eligible to participate in the retiree health plan. None of the non-employee directors or advisory directors or their dependents are currently receiving benefits under the plan.

During 2003, the Company adopted a long-term care insurance plan that provides for custodial care. Non-employee directors and advisory directors are eligible to participate in the plan. This insurance provides home health care, nursing home, and assisted living facility benefits. The Company pays for a certain level of coverage for the directors and a director may also purchase additional long-term care insurance for the director and the director’s spouse on the same terms and at the same premiums available to an employee or an employee’s spouse. During 2005, the Company paid an aggregate of $10,309 in premiums for this insurance on behalf of the non-employee directors and advisory directors.

The Company has also adopted an Outside Directors Severance Plan. The plan provides that, in the event of a change in control of the Company, each non-employee director and advisory director will receive a payment equal to three times the annual cash retainer then in effect for such director. In addition, they will receive an amount equal to three times the number of shares most recently granted to the director or advisory director in the form of a stock grant that vested immediately as part of their annual compensation multiplied by the closing price of the Common Stock on the day the change in control occurs. A “change in control” of the Company is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting shares; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all of the Company’s assets or outstanding Common Stock.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held eight meetings during 2005. The non-employee directors also held five executive sessions during 2005. Additionally, management frequently discusses matters with the directors on an informal basis. Directors also are invited to attend management conferences twice a year to hear presentations on the Company’s performance and future plans and have an opportunity to meet with management employees, security analysts, and commercial bankers. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served or, in the case of executive meetings, are eligible to attend.

The Company has three permanent committees of the Board of Directors. These committees are the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each committee is governed by a charter that has been approved by the Board of Directors. The charters each provide that the committee be composed of at least three directors, that each director must be independent as that term is defined from time to time by the New York Stock Exchange and the Securities and Exchange Commission, that each committee must conduct an annual evaluation of its performance, and that each committee review the adequacy of its charter at least annually. Each committee and director has the authority to consult with outside legal, accounting, and other advisors to assist in the performance of their duties as directors. The Company will reimburse any fees and expenses incurred. A copy of each committee charter can be found in the Corporate Governance section of the Company’s web site at www.xtoenergy.com. You can also obtain a free copy of each charter by contacting the Company at 810 Houston Street, Fort Worth, Texas 76102, Attn: Corporate Secretary.

The number of meetings held during 2005, current membership, and functions of the committees are described below:

Audit Committee (11 meetings)—Herbert D. Simons, Chairman, William H. Adams III, Phillip R. Kevil, Scott G. Sherman, and Lane G. Collins. Dr. Collins served as an advisory director until August 16, 2005, when he became a voting member of the Board of Directors. The primary functions of the Audit Committee are to select and retain an independent registered public accounting firm as the Company’s independent auditor, monitor internal accounting controls and financial reporting practices, review financial statements and related information, review and evaluate the performance, services, and fees of the independent auditor, pre-approve all audit and permitted non-audit services to be provided by the independent auditor, monitor the independence of the independent auditor, review the appointment and replacement of the persons responsible for the internal audit function, meet with and monitor the activities of the internal auditor, and produce a report of the committee for inclusion in the Company’s proxy statement. The Company’s independent auditor reports directly to the Audit Committee. Additionally, the Audit Committee discusses with management the Company’s earnings releases, including the use of pro-forma or adjusted financial information that is not prepared in accordance with generally accepted accounting principles, and the information and earnings guidance provided to analysts. The Audit Committee also reviews and discusses quarterly reports from the independent auditor regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communications between the independent auditor and management. The Audit Committee is responsible for establishing and monitoring the procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters as well as for confidential, anonymous reporting by employees of questionable accounting or auditing matters.

The Board of Directors has determined that all of the members of the Audit Committee satisfy the additional independence criteria applicable to audit committee members under the current listing standards of the New York

Stock Exchange and the rules and regulations of the Securities and Exchange Commission. Additionally, the Board of Directors has determined that Messrs. Collins, Kevil and Simons each qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Compensation Committee (6 meetings)—William H. Adams III, Chairman, Scott G. Sherman, Herbert D. Simons, and Lane G. Collins. Dr. Collins served as an advisory director until August 16, 2005, when he became a voting member of the Board of Directors. The primary functions of the Compensation Committee are to review and approve any corporate goals relevant to the compensation of the Chief Executive Officer and the President, to evaluate the performance and set the compensation for the Chief Executive Officer and the President, to review and approve the compensation and performance of other executive officers of the Company, to review and approve the terms of any employment and other contracts with executive officers, and to produce an annual report of the committee for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s stock incentive compensation plans and grants all awards to executive officers and other key employees under the plans. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, including new plans and amendments to existing plans. It is also responsible for developing plans for managerial succession of the Company.

Corporate Governance and Nominating Committee (7 meetings)—William H. Adams III, Chairman, Scott G. Sherman, Herbert D. Simons, Lane G. Collins and Phillip R. Kevil (since August 16, 2005). Dr. Collins served as an advisory director until August 16, 2005, when he became a voting member of the Board of Directors. The primary functions of the Corporate Governance and Nominating Committee are to recommend candidates to the Board of Directors as nominees for election at the Annual Meeting of Stockholders or to fill vacancies as they may occur between stockholder meetings, to develop and recommend to the Board of Directors a set of Corporate Governance Guidelines, and to review and reassess the adequacy of the Corporate Governance Guidelines annually and recommend any changes deemed appropriate. This committee is also responsible for conducting an annual performance evaluation of the Board of Directors and reviewing and recommending any changes to director compensation levels and practices, including recommending and administering awards to non-employee directors and advisory directors under the 2004 Plan. The Corporate Governance and Nominating Committee will also review candidates suggested for nomination by the stockholders. With respect to procedures for stockholders to suggest candidates for consideration by the committee for the 2007 Annual Meeting of Stockholders, see “Corporate Governance Matters—Nomination Process” below.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. The guidelines address areas such as the structure, responsibilities, qualifications, and functioning of the Board and its committees, as well as director compensation, orientation, and continuing education. The Corporate Governance and Nominating Committee reviews the guidelines at least annually to determine whether any changes are recommended. A copy of the guidelines, as amended by the Corporate Governance and Nominating Committee and the Board in August 2005 to add ownership guidelines for directors, can be found on the Company’s web site at www.xtoenergy.com. You can also obtain a free copy of the guidelines by contacting the Company at 810 Houston Street, Fort Worth, Texas 76102, Attn: Corporate Secretary.

Directors’ Independence

The Corporate Governance Guidelines require that a majority of the voting directors on the Board of Directors be independent under the rules and regulations of the New York Stock Exchange and under the

Categorical Standards of Directors’ Independence adopted by the Board. The Board, which is currently composed of nine voting members, has determined that Messrs. Adams, Collins, Kevil, Sherman, and Simons have no material relationship with the Company, either directly or indirectly, and are independent under the New York Stock Exchange rules and the Categorical Standards. All committees of the Board are composed exclusively of independent directors. The Board has determined that the maintenance of bank accounts for individual executive officers on normal commercial terms at any bank where a director of the Company is an executive officer or director is deemed immaterial. It also has determined that the provision of accounting, legal or other services to an executive officer by a director is deemed immaterial if the amount received for such service is less than $50,000 during a year. In February 2005, the Board amended the Categorical Standards to reflect amendments adopted by the New York Stock Exchange in November 2004 regarding the definition of independence. A copy of the Company’s Categorical Standards of Directors’ Independence is attached as Appendix A and can also be found on the Company’s web site at www.xtoenergy.com.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct and Ethics for all directors, officers, and employees of the Company. A copy of each code can be found on the Company’s web site at www.xtoenergy.com. We will promptly disclose any amendments to, or waivers under, the codes with respect to executive officers and directors. You can also obtain a free copy of each code by contacting the Company at 810 Houston Street, Fort Worth, Texas 76102, Attn: Corporate Secretary.

Nomination Process

The Corporate Governance and Nominating Committee reviews possible candidates for nomination to the Board of Directors and recommends candidates for nomination to the Board for approval. The committee and the Board have adopted Director Qualification Standards that describe specific traits, abilities, and experience the committee and the Board look for in determining candidates for election to the Board. Among the standards and qualifications the committee and the Board seek are individuals of high ethical character who share in the values of the Company. They also seek individuals with a variety of experience, including chief executive officers, entrepreneurs, independent business owners, licensed attorneys, and certified public accountants. Additionally, the Board is expected to have some members with specialized skills in the oil and gas exploration and development industry, including individuals with strong technical backgrounds. The committee is responsible for assessing the appropriate mix of skills and characteristics required of directors in the context of the perceived needs of the Board at any given point in time and will review and update the criteria as deemed necessary. A copy of the Director Qualification Standards can be found on the Company’s web site at www.xtoenergy.com.

The Corporate Governance and Nominating Committee considers suggestions from many sources, including management, directors, and stockholders, regarding possible candidates for nomination to the Board of Directors. Any such suggestion by a stockholder for consideration by the committee for nomination as a candidate to be elected at an upcoming annual meeting of stockholders should be submitted to the committee within the same time frames required in the Bylaws for advance notice of a stockholder’s intention to nominate a candidate for director at the meeting. Any such suggestion should be sent to the Corporate Governance and Nominating Committee, c/o the Secretary of the Company, at 810 Houston Street, Fort Worth, Texas 76102, together with the same information as that described in the Company’s Bylaws for direct stockholder nominations. The information should include the name and address of the stockholder suggesting the individual, the number of shares owned beneficially and of record by the stockholder, the suggested individual’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being suggested for the committee’s consideration, the information about the individual being suggested that would be required to be included in a proxy statement filed with the Securities and Exchange Commission, and an indication of the individual’s willingness to be named as a nominee and to serve as a director of the Company if nominated by the committee and the Board. For a complete description of the requirements, stockholders should contact the Secretary of the Company or refer to the Company’s Bylaws, a copy of which can be found on the Company’s web site at www.xtoenergy.com. With respect to the deadlines for stockholder suggestions to the committee of individuals to be considered by the committee for nomination as a candidate to be elected at the 2007 Annual Meeting of Stockholders, see “Submission of Stockholder Proposals and Other Deadlines for the 2007 Annual Meeting of Stockholders” below. Possible candidates who have been suggested by stockholders are evaluated by the committee in the same manner as are other possible candidates. The committee has not retained a third-party search firm to identify candidates at this time but may do so in the future in its discretion.

Since the 2005 Annual Meeting of Stockholders, the Board of Directors has elected Messrs. Collins and Vennerberg to serve as directors. They were elected on August 16, 2005, and were each serving as an advisory director at the time they were elected. Mr. Vennerberg was also serving as an executive officer at the time he was elected by the Board. Messrs. Collins and Vennerberg are nominees for election by the stockholders at the Annual Meeting. Mr. Collins was initially suggested for nomination by the non-employee directors.

Communications with the Board

Stockholders may communicate concerns to any specific director, Board committee, or to the full Board of Directors by sending letters addressed to the director, committee, or the Board at XTO Energy Inc., 810 Houston Street, Fort Worth, Texas 76102. These communications will be handled in accordance with the procedures adopted by the Board and the Audit Committee. Under the procedures, the General Counsel initially reviews all communications and immediately forwards to the directors all correspondence that deals with the functions of the Board or committees thereof or that needs the Board’s immediate attention. The General Counsel provides the Board a summary of all correspondence received, and any director can request copies of any of the correspondence. Concerns related to accounting, internal controls, or auditing matters will be reported to the Company’s Audit Committee. Information on the procedures to communicate with directors and procedures to report accounting, internal controls, or auditing concerns can be found on the Company’s web site at www.xtoenergy.com.

Director Attendance at Annual Meetings of Stockholders

It has been a long-standing practice of the Company for all directors to attend each annual meeting of stockholders. All directors were in attendance at the last annual meeting. The Board of Directors has formalized this practice in its Corporate Governance Guidelines by providing that directors and director nominees are expected to attend each annual meeting.

Executive Sessions

Non-employee directors meet in executive session without management present at least quarterly. The executive sessions are either held in conjunction with the regular quarterly meetings of the Board of Directors or as separate executive meetings. The Chairman of the Corporate Governance and Nominating Committee presides over executive sessions. The Corporate Governance Guidelines also provide that there will be at least one executive session each year with only independent non-employee directors present. The non-employee directors held five executive sessions during 2005.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March [31], 2006, beneficial ownership of Common Stock by directors, advisory directors, the executive officers named in the Summary Compensation Table, all directors, and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

	Amount and Nature of Beneficial Ownership
Name	Number of Shares Owned (a)	Shares Acquirable Within 60 Days (b)	401(k) Plan Shares (c)	Total Beneficial Ownership	Percent (d)
Directors and Executive Officers:

Bob R. Simpson (e)	7,296,300	4,000,000	154,311	11,450,611	3.11%
Keith A. Hutton	1,475,982	1,900,000	41,149	3,417,131	*
Vaughn O. Vennerberg II	1,081,648	1,575,000	16,510	2,673,158	*
Louis G. Baldwin	1,056,175	533,333	162,246	1,751,753	*
Timothy L. Petrus	328,700	350,000	1,665	680,365	*
William H. Adams III (f)	61,458	24,000		85,458	*
Lane G. Collins (g)	58,024	29,612		87,636	*
Phillip R. Kevil (h)	61,403	24,000		85,403	*
Jack P. Randall	21,247	51,228		72,475	*
Scott G. Sherman (i)	445,344	51,228		496,572	*
Herbert D. Simons	520,870	37,614		558,484	*
Directors and executive officers as a group (12 persons)	12,959,184	8,721,214	5,425,901	27,106,299	7.27%

Certain Beneficial Owners:
Wellington Management Company, LLP (j) 75 State Street Boston, MA 02109	22,883,509				6.29%

*	Less than 1%

(a)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power. This number does not include shares of Common Stock which the directors and executive officers have the right to acquire within 60 days of March 31, 2006.

(b)	Includes options granted under the Company’s 1998 Stock Incentive Plan and 2004 Stock Incentive Plan that are exercisable within 60 days of March 15, 2006.

(c)	Includes shares of Common Stock held in the Company’s 401(k) Plan over which the officer has sole investment power. For all directors and executive officers as a group, includes 106,163 shares of Common Stock held in the 401(k) Plan by other executive officers and 4,943,857 shares of Common Stock held in the 401(k) Plan for all other employees as to which certain executive officers may be deemed to have beneficial ownership due to their collective authority to direct the vote of the shares held in participant accounts.

(d)	Computed as if all options exercisable within 60 days by such beneficial owner or the group had been exercised and the equivalent number of shares was issued and outstanding.

(e)	Includes 21,300 shares of Common Stock held in custodial accounts for his minor children. Excludes 30,000 shares of Common Stock owned by his spouse, as to which Mr. Simpson disclaims any beneficial ownership.

(f)	Includes 12,663 shares of Common Stock held in an IRA account by Mr. Adams.

(g)	Includes 8,058 shares of Common Stock held in an IRA account by Dr. Collins and 11,313 shares of Common Stock held in an IRA account by his spouse.

(h)	Includes 3,000 shares of Common Stock owned by his spouse.

(i)	Includes 418,958 shares of Common Stock owned by the Scott Sherman Family Limited Partnership.

(j)	Number of shares owned is as last reported on Schedule 13G dated February 14, 2006, reporting ownership as of December 31, 2005. Wellington Management Company, LLP, as an investment advisor, has the shared power to vote 20,332,304 shares and shared power to dispose of 22,883,509 shares.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Committee”) is currently composed of four non-employee independent directors. Messrs. Adams, Sherman, and Simons served on the Committee throughout 2005. Dr. Collins has served on the Committee since August 16, 2005. He served as an advisory director until August 2005 when he was elected to the Board and became a voting member. The Committee reviews the Company’s executive compensation programs, approves salary and bonuses paid to the executive officers, grants all equity based incentive awards to executive officers, and makes all policy decisions regarding the interpretation and administration of the Company’s stock incentive plans for employees. Where appropriate, the Committee also approves employment agreements for officers

The overall policy of the executive compensation program is to attract, retain, and reward executives of high integrity who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The policy also is designed to encourage an entrepreneurial culture and recognizes that Bob R. Simpson is a founder of the Company and critical to its continued success. To accomplish this goal, the compensation strategy has been to reward value creation. The Committee believes it is appropriate to pay compensation that is higher than market comparables for above-market results and that compensation should not necessarily be determined in relation to the size of the Company or based on survey data but to value creation and realization for the stockholders.

The Company has historically paid competitive base salaries and bonuses and used performance-based equity compensation as a significant component of overall employee compensation. The Committee has chosen to utilize equity compensation plans to compensate executive officers rather than implementing defined benefit plans or supplemental compensation or retirement plans that are not necessarily aligned with stockholders’ interests. The compensation program consists exclusively of annual compensation, long-term incentive compensation and certain perquisites. This report submitted by the Committee describes the application of the policy to the Committee’s decisions concerning executive compensation for 2005.

Annual Compensation

Annual compensation consists of base salary and bonus. Subject to any requirements set forth in an employment agreement for an executive officer, salaries are reviewed annually and bonuses are reviewed semi-annually. Each year, the Committee reviews a survey of comparative annual cash compensation data for a broad group of domestic oil and gas companies obtained from public filings. The compensation data is sorted based on various performance measures. During 2005, the Committee also retained a compensation consultant to review the Company’s compensation philosophy and to furnish comparative compensation data on peer companies. The companies included in these surveys include many of the companies in the Dow Jones US Exploration & Production Index, the industry index used by the Company in its Performance Graph, as well as other companies with which the Company competes for executive talent. The Committee believes the data covers the Company’s most direct competition for executive talent.

Individual executive compensation is then determined by the Committee based upon the individual’s responsibilities and performance, as well as the Company’s performance. In determining appropriate cash compensation levels, the Committee analyzes the individual’s performance, the performance of the Company for the year, or such longer-term performance as the Committee deems appropriate, the individual’s contribution to that performance and how that performance contributed to creating value for the stockholders. The Committee does not use predetermined performance criteria for annual compensation.

Bonuses, primarily determined by individual performance, increase as a percentage of base salary as the level of responsibility and impact on Company performance increases, and constitute a substantial portion of each executive officer’s cash compensation. Bonuses are generally paid twice a year to executive officers and are determined by analysis of both corporate and individual performance, rather than using a predetermined formula and establishing predetermined maximum bonuses. The Committee believes bonuses should be used to reflect individual performance, comparative performance, Company performance, and value creation. Specific factors considered in setting bonus levels include the Company’s operational and financial results, success of the Company’s acquisition and development programs, including significant proved reserve increases, effective management of the Company’s capital structure, maintenance of comparatively low finding and development costs, increased operating cash flow, production increases, and total stockholder returns. The Committee also considers the executive’s level and scope of responsibility and experience.

The Committee believes it is appropriate to recognize extraordinary performance by an executive officer that has substantially benefited the Company, its employees, and its stockholders through the use of special bonuses in addition to semi-annual bonuses. Special bonuses are only paid in exceptional circumstances involving substantial benefit to the Company.

Long-Term Incentive Compensation

Historically, the Committee has emphasized performance-based compensation, and relied heavily upon equity-based incentives, including stock options and performance shares, to compensate the executive officers of the Company. The Committee believes that equity-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. The Committee has tied long-term incentives for executive officers to appreciation in stock value, with the number of options and performance shares granted tied to the value of appreciation. The Company has not expensed options; however, until 2005, the Committee relied more on the use of performance shares that were expensed at the time of vesting.

In September 2004, the Committee restructured the Company’s equity incentive program to discontinue the use of performance shares for the executive officers named in the Summary Compensation Table, and to provide that all future grants to the named executive officers would be in the form of options or other stock appreciation awards. The restructuring also was designed to expand the equity incentive program to a larger group of key employees within the Company. The Committee worked with independent compensation consultants to help design the 2004 Stock Incentive Plan (the “2004 Plan”) that was approved by stockholders in November 2004. Prior to this restructuring, it had been the practice of the Committee to grant performance shares to the executive officers named in the Summary Compensation Table that vested upon the achievement of specified Common Stock price targets. Upon the achievement of these targets, new performance shares were granted with vesting to occur at specified incremental increases in the price of the Common Stock. At the time the program was restructured, the named executive officers were receiving a total of 250,000 performance shares or cash-equivalent performance shares for every $1.00 increment in the Common Stock price. The Committee believes the use of options or other stock appreciation awards establishes an even greater alignment of interests with the stockholders and more closely follows the historic practice of the Company’s peers.

The Committee has continued the practice of tying the accelerated vesting of options or other stock appreciation awards granted to executive officers to the performance of the Common Stock or other performance criteria. Most awards under the 2004 Plan that are not subject to performance-based criteria will have a minimum three-year vesting period.

To reinforce the alignment of interests of executive officers with stockholders, the Corporate Governance and Nominating Committee established stock ownership guidelines in 2004 for the executive officers. Each executive is expected to own a number of shares of Common Stock with a value that is a multiple of the executive’s base salary. As amended to reflect the promotion of executive officers during 2005, the base salary multiple for the Chief Executive Officer and the President is eight, for the Senior Executive Vice President and Chief of Staff the multiple is seven, and for each of the Executive Vice Presidents the multiple is six.

Equity-based incentives awarded to executive officers are based on the Committee’s subjective evaluation of the executive officer’s ability to influence the Company’s long-term growth, profitability and value creation, and to reward outstanding individual performance and contributions to the Company. The Committee has the discretion under certain circumstances to authorize the Company to purchase vested performance shares or shares acquired upon the exercise of options from an executive officer or other participants in the 2004 Plan and 1998 Stock Incentive Plan (the “1998 Plan”).

Perquisites

The executive officers also receive perquisites that the Committee believes are reasonable, competitive, and consistent with the Company’s executive compensation program. In some cases, the nature, level and types of perquisites are provided for in employment agreements. These perquisites include the payment of a monthly car allowance, vehicle maintenance, registration and insurance, financial consulting and tax preparation services, home security evaluations, club dues, personal use of Company aircraft and condominiums and Company tickets to sporting and other events. During 2005, the Chief Executive Officer could use Company aircraft for personal travel for up to 20 hours, the President for up to 15 hours and Executive Vice Presidents for up to 10 hours. Executive officers can carry unused hours forward to the following year or can use up to two years of future allotted hours beyond the current year. The policy was amended effective January 1, 2006, to allow the Chief Executive Officer the personal use of Company aircraft for up to 50 hours per year, the President and the Senior Executive Vice President for up to 35 hours per year, and Executive Vice Presidents for up to 24 hours per year.

Tax Deduction Limitation for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for annual compensation paid to executive officers named in the Summary Compensation Table to $1,000,000, unless the compensation satisfies the requirements for performance-based compensation. Stock options and performance shares granted under the Company’s stock incentive plans have generally been entitled to the full tax deductions available because the compensation has been considered performance-based and not applied against the $1,000,000 limit. The 2004 Plan approved by the stockholders in November 2004 is designed to preserve the deductibility of certain performance-based compensation under Section 162(m). While the Committee intends to monitor compensation paid to the Company’s executive officers in light of the provisions of Section 162(m), the Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible for federal income tax purposes, and the Committee is not limited to paying compensation under plans that are exempt under Section 162(m). During 2005, compensation paid to Messrs. Simpson, Hutton, and Vennerberg, exceeded the maximum deductible amount.

Compensation of the Chief Executive Officer

The Committee sets the cash compensation of Mr. Simpson, subject to the minimum salary that has been set by an employment contract approved by the Committee and the Board of Directors, as described under “Employment and Severance Agreements” below. The base salary of Mr. Simpson was $1,000,000 through November 2005 and was increased to $1,200,000 on December 1, 2005. In 2005, Mr. Simpson received cash bonuses totaling $31,000,000. In connection with the restructuring of the equity compensation program in 2004, the Committee made a large option grant to Mr. Simpson in November 2004. As a result of the large grant in 2004, Mr. Simpson was not granted any options to purchase shares of Common Stock or any performance shares during 2005. Also as a result of the 2004 restructuring of executive compensation, Mr. Simpson’s 2005 compensation was weighted more toward current bonus compensation than in past years.

The Committee applied the policies described above, that are applicable to all executive officers, to determine the annual and long-term incentive compensation for Mr. Simpson, a founder of the Company. In applying these policies, the Committee considered the continued record-setting performance of the Company and the long-term strategic leadership provided by Mr. Simpson. The Committee noted his success in identifying and completing $1.7 billion in strategic producing property acquisitions and his continuing stewardship of the profitable growth trends which lead the Company’s sector of the energy industry. During the year, Mr. Simpson guided the Company to increase production and proved reserves by 30% to a record level while replacing 482%

of production volumes and maintaining one of the lowest finding and development costs in the industry. He also positioned the Company to continue to achieve above-average production and reserve growth rates in future years. The Committee also recognized that Mr. Simpson, because of his extraordinary performance and contributions as a chief executive officer of an S&P 500 company, was identified by Barron’s as one of the top 30 chief executive officers in the world in 2005.

The Committee also noted that these significant accomplishments resulted in substantial value creation for the Company’s stockholders, including an increase in the stock price by 66% in 2005, which followed a 56% increase in 2004, a 53% increase in 2003, and a 41% increase in 2002. XTO Energy’s return to stockholders continues to substantially exceed the total return of the S&P 500 Index and the Dow Jones US Exploration & Production Index as shown on the Performance Graph on page 15. This performance also resulted in the Company’s being ranked the best performing company in the Dow Jones US Exploration & Production Index for the past ten-year period and being ranked eighth among the top 1,000 best performing publicly traded companies over a ten-year period by The Wall Street Journal. As of December 31, 2005, the Common Stock price had increased 3,700% since the Company’s initial public offering in 1993. The Committee recognized the long-term contributions of Mr. Simpson in creating this value that has delivered extraordinary returns to the Company’s stockholders.

Compensation Committee

William H. Adams III—Chairman

Lane G. Collins (since August 16, 2005)

Scott G. Sherman

Herbert D. Simons

PERFORMANCE GRAPH

The Common Stock of the Company began trading publicly on May 12, 1993. The following graph compares the cumulative total stockholder return on the Common Stock against the total return of the S&P 500 Index and the Dow Jones US Exploration & Production Index for the period of December 31, 2000 to December 31, 2005. The graph assumes that $100 was invested in the Common Stock and each index on December 31, 2000 and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG XTO ENERGY INC., THE S & P 500 INDEX,

AND THE DOW JONES US EXPLORATION & PRODUCTION INDEX

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
XTO ENERGY INC.	100.00	94.83	134.10	209.01	327.84	546.08
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
DOW JONES US EXPLORATION & PRODUCTION	100.00	91.81	93.80	122.93	174.41	288.33

EXECUTIVE COMPENSATION

The table below provides a summary of compensation during the last three completed fiscal years for the Chief Executive Officer and the four other most highly compensated executive officers, as well as for the former Vice Chairman and President who served as an executive officer from January 1, 2005 until May 1, 2005. All shares of Common Stock and Common Stock prices in the Summary Compensation Table and the related footnotes have been adjusted for the March 15, 2005 four-for-three stock split.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation		All Other Compensation ($)(d)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(a)	Restricted Stock Awards ($)(b)	Securities Underlying Options (#)(c)
Bob R. Simpson Chairman of the Board and Chief Executive Officer	2005 2004 2003	1,016,667 872,693 834,427	31,000,000 15,500,000 5,000,000		142,796 — —	0 24,253,500 22,993,428	0 4,000,000 827,333	28,659 27,994 25,427

Keith A. Hutton (e) Director and President	2005 2004 2003	579,167 434,263 417,213	2,300,000 1,750,000 850,000		51,928 — —	0 6,467,600 6,984,288	500,000 1,400,000 269,333	14,000 13,000 12,000

Vaughn O. Vennerberg II (f) Director and Senior Executive Vice President and Chief of Staff	2005 2004 2003	470,000 378,678 365,062	1,850,000 1,600,000 650,000		56,978 — —	0 5,389,613 5,758,712	408,333 1,166,667 228,667	14,000 13,000 12,000

Louis G. Baldwin Executive Vice President and Chief Financial Officer	2005 2004 2003	338,000 324,010 312,910	650,000 950,000 450,000		77,077 — —	0 4,311,787 4,540,360	0 533,333 175,333	14,000 13,000 12,000

Timothy L. Petrus (g) Executive Vice President—Acquisitions	2005 2004 2003	285,667 — —	475,000 — —		— — —	0 — —	246,667 — —	14,000 — —

Steffen E. Palko (h) Former Vice Chairman and President	2005 2004 2003	216,667 621,519 599,744	2,000,000 3,250,000 1,700,000	(h)	— — —	0 13,474,113 12,760,600	0 2,133,333 457,333	1,534,000 13,000 19,940

(a)	Other Annual Compensation consists of the total of all perquisites and other personal benefits provided by or paid for by the Company on behalf of the named executive officers. For 2005, aggregate perquisites received by each of Messrs. Simpson, Hutton, Vennerberg, and Baldwin exceeded $50,000. Aggregate perquisites and other personal benefits for Messrs. Petrus and Palko did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive. The amount for Messrs. Simpson, Hutton, Vennerberg, and Baldwin includes $104,541, $16,002, $12,609, and $40,780, respectively, for personal use of the Company’s aircraft and $32,000, $30,700, $29,500, and $28,600, respectively, as a car allowance. The value of the personal use of Company aircraft is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing and ramp fees, trip-related hanger and parking costs and similar variable costs. Because the Company’s aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition costs of the Company-owned or leased aircraft, and the cost of maintenance not related to trips, are excluded. In addition to the personal use of Company aircraft and the payment of a car allowance, other perquisites that are provided by the Company include vehicle maintenance, registration, insurance and fuel expenses, financial consulting and tax preparation services, home security services, club dues, personal use of Company tickets to sporting and other events, and the personal use of Company condominiums. Amounts reported do not include a contribution of $3,100,000, payable in equal installments over a four-year period, made by the Company to an educational institution attended by minor children of Mr. Simpson and other Company employees. A portion of the donated funds are being used to pay for the construction of a building named after Mr. Simpson.

(b)

The values of the Restricted Stock Awards represent the value of performance shares and cash-equivalent performance shares granted during the applicable year and are based on the value of the Common Stock as of the date awarded. There were no performance shares or cash-equivalent performance shares granted in 2005 to the named executive officers, and, as of December 31, 2005, there were no performance shares or cash-equivalent performance shares outstanding. Quarterly dividends are paid to holders of performance shares and dividend equivalents are paid to holders of cash-equivalent performance shares at the same rate as dividends on Common Stock.

(c)	Securities Underlying Options represents options to purchase shares of Common Stock. All options granted in 2005 were under the 2004 Stock Incentive Plan. Options granted in 2004 include grants to Messrs. Simpson, Hutton, Vennerberg, Baldwin, and Palko of 805,733, 262,267, 222,667, 162,666, and 445,333, respectively, under the 1998 Stock Incentive Plan. All other options granted in 2004 were under the 2004 Stock Incentive Plan. Options granted in 2003, were granted under the 1998 Stock Incentive Plan.

(d)	All Other Compensation for 2005 represents Company contributions to the Company’s 401(k) Plan for each named officer of $14,000, and life insurance premiums for Mr. Simpson of $14,659. All Other Compensation for Mr. Palko includes payments he received in connection with his retirement from the Company, consisting of $1,000,000 he received as consideration for a covenant not to compete against the Company, and $520,000 he received during the year for consulting services, office space and other expenses following his retirement. In November 2006, Mr. Palko will receive payments of $2,000,000 representing the balance of his bonus payment, and $1,000,000 for the covenant not to compete. He will also receive $65,000 per month through October 2006 for consulting services, office space, and other expenses unless the agreement is terminated earlier by Mr. Palko or the Company. Amounts reported do not include a donation of $300,000 made by the Company to a local university in the name of Mr. Palko. Amounts for Mr. Palko for 2003 and 2004 have been revised to correct a prior overstatement of premiums paid for life insurance during each respective year.

(e)	Mr. Hutton was elected to the Board of Directors on April 3, 2005, and was promoted to President of the Company effective May 1, 2005.

(f)	Mr. Vennerberg was promoted to Senior Executive Vice President and Chief of Staff of the Company effective May 1, 2005, and was elected to the Board of Directors on August 16, 2005.

(g)	Mr. Petrus was promoted to Executive Vice President-Acquisitions effective May 1, 2005. Since Mr. Petrus was not an executive officer in 2003 and 2004, his compensation for those years is not included in the table.

(h)	On April 3, 2005, Mr. Palko retired as a director effective April 1, 2005, and retired as an executive officer effective May 1, 2005. In connection with his retirement, Mr. Palko received a bonus payment of $2,000,000 in May 2005.

Stock Incentive Plans

The Company adopted the 2004 Plan to provide incentives for executive officers, other key employees, and non-employee directors and advisory directors. This was the only stock incentive plan the Company had during 2005. The 2004 Plan was approved by the stockholders in November 2004 and replaced the 1998 Stock Incentive Plan (the “1998 Plan”), which had also been approved by the stockholders. No further options or other awards can be granted under the 1998 Plan.

Shown in the tables below are option grants made during 2005 to acquire Common Stock, option exercises during 2005, and option values as of December 31, 2005, for executive officers named in the Summary Compensation Table:

Common Stock Option Grants in Fiscal 2005—Individual Grants

Name	Number of Securities Underlying Options Granted (a)	Percentage of Total Options Granted to Employees in 2005	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(b)
Bob R. Simpson	0	—	—	—	—
Keith A. Hutton	500,000	12.0%	28.10	5/17/12	3,095,350
Vaughn O. Vennerberg II	408,333	9.8%	28.10	5/17/12	2,527,867
Louis G. Baldwin	0	—	—	—	—
Timothy L. Petrus	196,667	4.7%	28.10	5/17/12	1,217,506
	50,000	1.2%	45.50	12/12/12	542,650
Steffen E. Palko	0	—	—	—	—

(a)

Options with an expiration date of May 17, 2012 were granted on May 17, 2005 under the 2004 Plan and vest the earlier of one-third on the first, second and third anniversaries of the grant date, or in increments of one-half each when the Common Stock closes at or above $35.00 and $40.00. These options vested in increments of one-half on July 1, 2005 and September 1, 2005, when the Common Stock closed at or above $35.00 and $40.00, respectively. Options with an expiration date of December 12, 2012 were granted on

December 12, 2005 under the 2004 Plan and vest the earlier of one-third on the first, second, and third anniversaries of the grant date, or in increments of one-half when the Common Stock closes at or above $50.00 and $55.00. These options have not vested.

(b)	Calculated in accordance with the Black-Scholes option pricing model. For options with an expiration date of May 17, 2012, the assumptions used in the pricing model were: expected volatility, 32.9515%; expected dividend yield, 0.6919%; expected option life, 2.28 years; and risk-free rate of return, 3.5910%. For options with an expiration date of December 12, 2012, the assumptions used in the pricing model were: expected volatility, 35.5296%; expected dividend yield, 0.6580%; expected option life, 2.69 years; and risk-free rate of return, 4.3800%.

Option Exercises in Fiscal 2005 and Option Values at Fiscal Year-End 2005

Name	Common Stock Acquired on Exercise	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Stock Options at 12/31/05 (#)		Value of Unexercised In-the-Money Common Stock Options at 12/31/05 ($)(a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bob R. Simpson	0	0	4,000,000	0	76,353,949	0
Keith A. Hutton	0	0	1,900,000	0	34,637,171	0
Vaughn O. Vennerberg II	0	0	1,575,000	0	28,733,708	0
Louis G. Baldwin	0	0	533,333	0	10,199,300	0
Timothy L. Petrus	0	0	350,000	50,000	6,031,599	0
Steffen E. Palko (b)	2,133,333	28,333,230	0	0	0	0

(a)	Computed based on the difference between the fair market value of the Company’s Common Stock on December 31, 2005 and the aggregate exercise price.

(b)	Mr. Palko retired as an executive officer effective May 1, 2005. His options were exercised during 2005 following his retirement.

EMPLOYMENT AND SEVERANCE AGREEMENTS

In February 1995, the Company entered into an employment agreement with Mr. Simpson effective March 31, 1995 and ending on December 31, 1995, which automatically continued from year to year thereafter. In May 2000, the Company and Mr. Simpson entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) effective May 17, 2000 and ending December 31, 2000, which automatically continues year to year thereafter unless terminated by either party upon thirty days’ written notice prior to each December 31. The Amended Agreement incorporates certain provisions from the Severance Plans described below.

Pursuant to the Amended Agreement, Mr. Simpson receives an annual base salary of at least $625,000. The Compensation Committee of the Board of Directors has authority to pay a base salary in excess of the minimum base salary in the agreement and, in November 2005, authorized a base salary of $1,200,000 commencing December 1, 2005. The agreement provides that Mr. Simpson is entitled to participate in any incentive compensation program established by the Company for its executive officers in a manner approved by the Compensation Committee. He also receives a minimum of $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and receives a minimum of $1,600 per month for an automobile allowance, plus reimbursement for fuel, maintenance, registration, and insurance costs for an automobile. The automobile allowance was increased to $3,500 per month in November 2005. The agreement is subject to early termination upon the death or disability of Mr. Simpson or for cause. If the agreement is terminated because of death or disability, he is entitled to receive the full severance benefits described below. If the agreement is terminated for cause, or by Mr. Simpson without good reason, as defined in the agreement, the Company is not required to make additional payments.

The Amended Agreement provides that Mr. Simpson may terminate employment for “good reason,” which means: a substantial change in his title, status, position or responsibilities, failure to reelect him to the same or similar office, reduction of or failure to provide typical increases in annual base salary following a change in control of the Company, relocation to an office over 25 miles from his office just prior to the proposed relocation, breach of the agreement by the Company, or failure to maintain his level of participation in the compensation and benefit plans of the Company. If Mr. Simpson terminates employment for good reason, or if the Company terminates him without cause, or a change in control (as defined below) occurs, Mr. Simpson is entitled to a lump-sum payment of three times his most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company’s stock incentive plans. Any special bonus or any amounts required to be designated as a bonus in the proxy statement under the rules and regulations of the Securities and Exchange Commission will be treated as a bonus in the calculation of any severance to be paid under the agreement. In addition, Mr. Simpson becomes fully vested in all options, performance shares and other awards granted under the Company’s stock incentive plans upon any such termination. He will also receive 18 months of medical, vision, and dental benefits and ownership of any vehicles, club memberships, and life insurance policies then being provided. The agreement further provides that if Mr. Simpson is subject to the 20% parachute excise tax, then the Company will pay him an additional amount to “gross-up” the payment so that he receives the full amount due under the terms of the agreement after payment of the excise tax. The Internal Revenue Code defines a excess parachute payment as any severance payment, contingent upon a change in control, the aggregate present value of which is in excess of three times the employee’s average annual compensation over the past five years.

A “change in control” of the Company under the employment agreement and Severance Plans (as defined below) is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting securities; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all of the assets of the Company or outstanding Common Stock.

Mr. Palko had an employment agreement containing the same terms and conditions as Mr. Simpson’s Amended Agreement, but provided for a minimum salary of $450,000. Mr. Palko’s employment agreement was terminated effective April 1, 2005 in connection with his retirement from the Company. The Company entered into a Consulting and Non-Competition Agreement with him that was approved by the Compensation Committee and the Board of Directors on April 3, 2005. The payments he will receive under this agreement are described below.

In June 1997, the Board of Directors approved severance protection plans (“Severance Plans”) for the executive officers and other officers and key employees of the Company. In February 2000, the Board amended the Severance Plans. Under the terms of the Severance Plans, as amended, executive officers are entitled to receive a severance payment if they are employed by the Company after 45 days following a change in control or if they are earlier terminated other than for cause. The Severance Plans will not apply to any executive officer who is terminated for cause or by an executive officer’s own decision for other than good reason. Good reason includes a change of job status or a required move of more than 25 miles. If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus and all other executive officers will receive two and one-half times their annual salary and bonus. All executive officers will also receive 18 months of medical, vision, and dental benefits. Any special bonus or any amounts that would be required to be designated as a bonus in the proxy statement or otherwise under the rules and regulations of the Securities and Exchange Commission will be treated as a bonus in the calculation of any severance to be paid under the Severance Plans.

The Severance Plans also provide that, if executive officers are subject to the 20% parachute excise tax, then the Company will pay the executive officer under the Severance Plan an additional amount to “gross up” the payment so that the executive officer will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options, performance shares and other awards granted under any existing stock incentive plan will become vested.

Mr. Simpson, who has severance benefits under his Amended Agreement as described above, may elect, within 10 days after his termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under his agreement. Mr. Palko’s right to participate in the Severance Plans was terminated in connection with his retirement from the Company as described below.

In February 2001, the Board of Directors approved agreements with Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg under which they each, if employed by the Company on the date of a change in control, would have received a grant of performance shares immediately prior to the change in control. The number of shares to be granted was to be calculated based on the price of the Common Stock immediately prior to the change in control and the number of performance shares granted to the executive between the date of the agreement and the date of the change in control. Additionally, the agreements provided that Messrs. Baldwin, Hutton, and Vennerberg would receive 50,000, 187,500, and 150,000 performance shares, respectively, immediately prior to a change in control, without regard to the price of the Common Stock and without reduction for any performance shares granted after the date of the agreement, but prior to the change in control. The performance shares would have been granted under the 1998 Plan or any successor plan and would have vested on the date of the change in control.

In September 2004, the Committee announced that it intended to restructure the Company’s equity incentive program to discontinue the use of performance shares for the named executive officers and to provide that all future grants to the named executives would be in the form of options or other stock appreciation shares. As a result, in October 2004, the Committee amended the change in control performance share grant agreements to delete the provisions regarding the grant of performance shares based on the price of the Common Stock and to provide that, immediately prior to a change in control, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive a lump-sum cash payment equal to the value of 666,667, 366,667, 66,667, 300,000, and 266,667 shares of Common Stock, respectively, as adjusted for the March 15, 2005 four-for-three stock split, on the date of the change in control. The individual grants of performance shares to Messrs. Baldwin, Hutton, and Vennerberg, regardless of the price of the Common Stock upon a change in control, have been revised to provide that such payment will be in cash and not in shares of Common Stock and, as adjusted for the March 15, 2005 stock split, the payment will equal the value of 66,667, 250,000 and 200,000 shares, respectively. All amounts to be granted under these agreements will be adjusted for any future stock splits or other extraordinary transactions. If an executive officer is subject to the 20% parachute excise tax, the Company will pay the executive officer an additional amount to “gross up” the payment so that the executive officer will receive the full amount due under the terms of the amended change in control performance share grant agreement after payment of the excise tax. Mr. Palko’s rights under his change in control performance share grant agreement were terminated in connection with his retirement from the Company as described below.

Mr. Palko retired as a director of the Company effective April 1, 2005, and retired as President of the Company effective May 1, 2005. In connection with his retirement, and in recognition that Mr. Palko was a co-founder of the Company with many years of devoted service, the Company entered into a Consulting and Non-Competition Agreement with Mr. Palko, dated April 1, 2005, that was approved by the Compensation Committee and Board of Directors, pursuant to which Mr. Palko (i) retired as a director and an officer; (ii) agreed to non-competition and non-solicitation restrictions that extend until November 1, 2006; (iii) provided a standard release of claims, including claims and benefits under his Amended and Restated Employment Agreement with the Company and his Restated Agreement for Grant of Performance Shares (relating to change in control), both of which agreements were terminated, and the Severance Plans; (iv) agreed to protect confidential information of the Company; and (v) agreed to provide consulting services to the Company for eighteen months, which is cancelable by either party. In exchange for these agreements, the Company agreed to pay Mr. Palko a bonus of $4,000,000 (which included an accrued bonus of $700,000) plus a payment of $2,000,000 in consideration of the covenant not to compete, both of which are payable in two equal installments on May 1, 2005 and November 1, 2006. Additionally, the Company agreed to pay Mr. Palko $65,000 per month for consulting services and for office space and other expenses for a period of 18 months, subject to termination by either party on 30 days’ notice. Mr. Palko is guaranteed payments for nine months under the consulting agreement unless he either terminates or breaches the agreement earlier. He is also eligible to receive retiree health care benefits under the Company’s retiree health care program. The covenant not to compete covers the United States and prohibits Mr. Palko from serving on the board of a competitor without the prior consent of the Company. Additionally, in May 2005, the Board approved a donation of $300,000 to a local university in the name of Mr. Palko to honor and acknowledge his contributions to the success of the Company and to recognize his dedication to the importance of education.

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Mr. Randall, a director of the Company, was a co-founder and director of Randall & Dewey Partners, LP. In January 2005, Randall & Dewey Partners, LP was acquired by Jefferies Group, Inc. The company now operates as Randall & Dewey, a Division of Jefferies & Company, Inc. The Company, following approval by the disinterested members of the Board of Directors in accordance with Delaware General Corporation Law, hired Randall & Dewey for advisory and consulting services in connection with acquisitions and other strategic transactions by the Company in 2005. During 2005, the Company paid Randall & Dewey $5,040,000. Additionally, during 2005, Randall & Dewey represented a party that sold $25,000,000 in properties to the Company. Randall & Dewey received transaction fees of approximately $350,000 from the seller in connection with that transaction. The Board was advised of Randall & Dewey’s representation of the seller prior to the approval of the transaction by the disinterested directors. The Company also paid Jefferies & Company, Inc. a fee of $52,000 during 2005 as an underwriter on a senior note offering by the Company. Jefferies & Company Inc. was also an underwriter on a senior note offering by the Company in March 2006. The Board has authorized the Company to engage Randall & Dewey to act as a broker in connection with the potential sale of certain of the Company’s assets and the Company expects that Randall & Dewey will provide additional services to the Company in 2006.

In August 2004, the Company entered into an exchange agreement with three companies that are either wholly owned or majority owned by David L. Simpson and April D. Simpson, adult children of Bob R. Simpson, Chairman of the Board and Chief Executive Officer, and one of which was partially owned by Mr. Simpson’s brother, Ken Simpson. Under the agreement, the Company transferred to the three companies a total of $37,800,000 of oil and gas properties acquired by the Company in August 2004 from Chevron U.S.A. Inc. (“ChevronTexaco”) and other miscellaneous properties acquired in 2003, in exchange for 19,000 net contiguous acres in the Company’s new core operating area, the Barnett Shale of North Texas, and $25,400,000 in cash or other consideration. In connection with this exchange, the Company also granted these companies an option to purchase other properties included in the ChevronTexaco acquisition at the allocated value. On March 1, 2005, these companies purchased the option properties for an adjusted purchase price of $11,500,000. The purchase price paid for the properties equaled the value the Company allocated to the properties when they were acquired by the Company, with adjustments for certain expenditures by the Company between the date acquired and the date they were sold. The properties transferred were considered non-strategic, and most of the properties transferred had been previously identified for disposition at the time of the acquisition from ChevronTexaco. The Company’s internal engineers provided an evaluation of the transaction, and the Company obtained a fairness opinion from Lehman Brothers Inc. regarding the fairness to the Company of the consideration being received for the properties. The Audit Committee and the Board of Directors were informed of the interest of Mr. Simpson’s children and brother in the transaction, and they reviewed the fairness opinion prior to approving the transaction in accordance with Delaware General Corporation Law.

Effective November 15, 2005, the Company entered into indemnification agreements with its directors, named executive officers and certain other officers. The general purpose of the indemnification agreements is to indemnify the directors and officers to the fullest extent permitted by law against risks of claims and actions against them arising out of their service to and activities on behalf of the Company. The agreements require the Company to advance expenses to such persons in connection with claims made against them and are in addition to any other rights the Company’s directors and officers may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. These agreements were approved in part to enable the Company to attract and retain qualified directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current or former employee serves on the Compensation Committee. None of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors, and 10% stockholders file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of the reports must be provided to the Company. To the Company’s knowledge, based solely on the information furnished to the Company and written representations from executive officers and directors, the Company believes that all applicable Section 16(a) filing requirements with respect to the Common Stock were complied with during and for the year ended December 31, 2005, for all executive officers and directors, other than Scott G. Sherman who had one late filing related to two transactions in 2005. These transactions have now been reported.

Item 2.    APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The authorized capital stock of the Company presently consists of 500,000,000 shares of Common Stock, $0.01 par value per share, and 25,000,000 shares of Preferred Stock, $0.01 par value per share. As of March 15, 2006, 363,985,893 shares of Common Stock were outstanding and 1,655,413 shares were held by the Company as treasury shares. Additionally, 1,999,618 shares were reserved for issuance upon the exercise of outstanding warrants and 24,357,103 shares were reserved for issuance under the Company’s stock incentive plans for directors, officers and other key employees. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance, only approximately 108,091,973 authorized shares of Common Stock remain presently available for issuance.

The Board of Directors has determined that the number of unreserved shares of Common Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future stock dividends, stock splits, acquisitions, financings, stock incentive plans, or other corporate purposes. The Company has had seven stock splits effected in the form of a dividend since 1997. The decision related to the timing of a stock split and the ratio of shares to be issued are made in light of market prices and other conditions that may prevail at the time such determinations are made. The Company considers and explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. If there are any potential acquisitions that require stockholder approval, such approval will be sought at the appropriate time. If acquisition, development and exploration expenditures exceed available cash flow from operations, the Company may acquire additional financing through the issuance of Common Stock. Finally, the Company relies heavily on equity-based compensation to incentivize its executive officers and other employees.

As of the date on which this Proxy Statement is being mailed, there are no definite proposals in place with respect to any material issuance of Common Stock. The Board of Directors considers stock splits from time to time. The Company has announced that it plans to continue to actively review acquisition opportunities during 2006. The Company is also submitting to the stockholders for approval at the Annual Meeting an amendment to the Company’s 2004 Plan to increase the number of shares that can be issued under the plan. An increase in the authorized shares available for issuance would give the Company greater flexibility to respond to future developments without the expense and delay of a special meeting of stockholders.

The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment (“Proposed Amendment”) to Article Four of the Company’s Restated Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000. There is no change in the number of shares of preferred stock the Company is authorized to issue. The resolution adopted by the Board, which is being presented for approval by the stockholders at the Annual Meeting, is set forth below:

RESOLVED, that the Restated Certificate of Incorporation of XTO Energy Inc. be, and the same hereby is, amended by deleting the first sentence of Article Four and inserting in lieu thereof the following sentence:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one billion (1,000,000,000) shares of Common Stock of the par value of one cent ($.01) per share, and twenty-five million (25,000,000) shares of Preferred Stock of the par value of one cent ($.01) per share.”

The Board of Directors believes that the Proposed Amendment will provide several advantages to the Company and its stockholders. Approval of the Proposed Amendment would enable the Board to declare stock splits and to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares are less likely to be delayed by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions.

The additional authorized shares of Common Stock could also be used for such purposes as raising additional financing for the operations of the Company. Such shares would be available for issuance without further action by the stockholders, unless required by the Company’s Restated Certificate of Incorporation or Bylaws, by the rules of any stock exchange on which the Common Stock may be listed, or by applicable law. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means, or forego an investment opportunity altogether.

The Company relies heavily upon equity-based incentives to compensate executive officers and other employees of the Company. Passage of the Proposed Amendment would enable the Company to issue shares under stock incentive compensation plans that have been approved by the stockholders or that may be approved by the stockholders in the future. Elsewhere in this Proxy Statement, the Company is requesting stockholder approval to increase the number of shares authorized to be granted under the 2004 Plan. The Company has a sufficient number of authorized shares available for issuance to cover the additional shares requested under the 2004 Plan even if this Proposed Amendment is not approved by stockholders. Without an increase in authorized shares of Common Stock, however, the Company may be limited in the future in the ways it can compensate employees.

Stockholders should be aware that the availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company or to change the Company’s management should the Board consider the action of such person not to be in the best interests of the Company and its stockholders. The Company is not aware of any pending or proposed effort to obtain control or change management of the Company.

In the event additional shares of Common Stock are issued by the Company, existing holders of shares of Common Stock would have no preemptive rights under the Company’s Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.

Vote Required and Effective Date

The affirmative vote of holders of a majority of the shares of Common Stock issued and outstanding is required for approval of the Proposed Amendment. If approved by the stockholders, the Proposed Amendment would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State amending the Company’s Restated Certificate of Incorporation, which would occur as soon as reasonably practicable after stockholder approval. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock.

Board Recommendation

The Board of Directors believes that the proposed amendment to increase the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders and recommends that stockholders vote FOR the Proposed Amendment.

Item 3.    APPROVAL OF AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

General

In November 2004, the Company adopted, and the stockholders approved, the XTO Energy Inc. 2004 Stock Incentive Plan (the “2004 Plan”). As adjusted for the four-for-three stock split in March 2005, the Company is authorized to issue up to 24,000,000 shares under the 2004 Plan, of which 12,000,000 can be “full-value” awards. As of March 15, 2006, the Company has 5,497,744 shares remaining available for issuance.

In order to provide a sufficient pool of shares to attract and retain qualified employees over the next two to three years, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to increase the number of shares available under the 2004 Plan and a restatement of the plan to incorporate other amendments (the “Amended 2004 Plan”), subject to stockholder approval at the Annual Meeting. The Compensation Committee hired independent compensation consultants to help design the Amended 2004 Plan. The Amended 2004 Plan, if approved by the stockholders, will be the only stock incentive plan of the Company under which awards may be granted.

The Compensation Committee and the Board believe that it would be in the Company’s and its stockholders best interest for the stockholders to approve the Amended 2004 Plan in order to provide incentives to employees and directors to contribute to the Company’s continued success, to continue to provide employees and directors with a proprietary ownership interest in the Company, to maintain competitive compensation levels, to attract and retain competent and talented employees and directors, and to provide incentives to employees and directors for continued service. Stockholder approval of the Amended 2004 Plan is also sought to preserve the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code.

Under the Amended 2004 Plan, the Company will be able to grant stock options, stock appreciation rights (“SARs”), stock units, stock awards, bonus shares, dividend equivalents, and other stock-based awards (collectively, “Awards”) as a means to encourage participants to focus on and contribute to increasing value for the stockholders. Company employees and directors are eligible to participate in the Amended 2004 Plan.

As of March 15, 2006, the Company had 18,859,359 stock options outstanding under the 2004 Plan and the 1998 Plan with a weighted average exercise price of $25.00 per share and a weighted average remaining term of 5.4581years and had 155,750 performance shares outstanding under the 2004 Plan that had not vested with a weighted average remaining term of 6 years.

The following general description of the amendments and the other material features of the Amended 2004 Plan is qualified in its entirety by reference to the copy of the Amended 2004 Plan attached as Appendix B hereto.

Amended 2004 Plan Highlights and Changes to the Administration of the Plan

The Amended 2004 Plan is nearly identical in design to the 2004 Plan, but has a few important differences as described below.

•	The number of additional shares requested is 9,750,000, which represents 2.67% of Common Stock outstanding. After adding in the shares remaining available for issuance, the Company could grant Awards covering up to 15,247,744 shares, representing only 4.18% of Common Stock outstanding.

•	The number of “full-value” Awards that may be issued has been reduced from 12,000,000 to 2,500,000, of which 510,793 have already been issued. Any additional grants of full-value Awards beyond this limit would be counted at a 3:1 premium factor against the remaining available share pool.

•	As discussed below, the Company is making a three-year average run rate commitment regarding the use of the shares for the period 2006 through 2008 using a premium run rate factor for full-value Awards. At the same time, the prior limit on awards outstanding at any given point in time under all Company equity incentive plans of 6% of the shares of Common Stock outstanding is deleted.

•	Shares surrendered to pay taxes will no longer increase the plan reserve.

•	Stock appreciation rights settled in shares will not be counted on a net basis. Each share underlying a stock settled stock appreciation right will be counted against the Amended 2004 Plan limit similar to a stock option, rather than just the net shares issued upon exercise. The Company has not issued any stock appreciation rights under the 2004 Plan.

•	The term of the plan is extended until 2011.

•	Dividend-equivalent rights may not be issued in tandem with options or stock appreciation rights.

•	At least 25% of the Awards to the named executive officers will be performance based with vesting contingent on satisfying performance criteria, including achievement of Common Stock price targets, established by the Compensation Committee.

Continuing Features of the Amended 2004 Plan and Administration of the Plan

•	Individual limits are provided on annual Awards of options and SARs settled in cash, “full-value” Awards, dividend equivalents, and non-employee director Awards.

•	A large group of employees are eligible to participate.

•	Minimum three-year vesting is required on Awards not subject to performance-based criteria, subject to acceleration.

•	The maximum term of Awards is seven years.

•	Repricing of options or SARs is prohibited.

•	No “full-value” Awards will be made to the named executive officers.

Background

The Committee’s compensation strategy has been to use performance-based equity compensation as a significant component of overall employee compensation. The Committee has chosen to utilize equity compensation plans, which includes the use of Common Stock in the Company’s 401(k) Plan, to compensate employees rather than implementing defined benefit plans, supplemental compensation or retirement plans, or deferred compensation plans that are not aligned with stockholders’ interests.

The Committee and the Board believe this strategy has been a critical element in the significant value created for the Company’s stockholders and the Company’s exceptional performance as reflected in the consistently improving stock price and steady underlying growth. The closing price of the Common Stock on March 30, 2006, was $44.31. The price of the Common Stock increased 66% in 2005, 56% in 2004, and 53% in 2003.

The Company’s future growth strategy involves attracting and retaining the best and most qualified employees in the energy industry and continuing to motivate employees to exceptional achievements with a performance-based incentive program. Since the 2004 Plan was approved in November 2004, the number of employees has increased 51%, from 1,166 to 1,761, as a result of the acquisition by the Company of new oil and gas properties, and the number of management and other key employees has also increased. At the same time, the competition for qualified technical employees has increased dramatically in the oil and gas industry.

In September 2004, the Committee restructured the Company’s equity incentive program to discontinue the use of full value Awards for the named executive officers, and to provide that all future grants to the named executives would be in the form of options or other stock appreciation shares. However, the Committee continued the practice of tying the accelerated vesting of Awards granted to officers under the 2004 Plan to the performance of the Common Stock. The Committee concluded that the change in the equity incentive program for executive officers established a greater alignment of interests with the stockholders and more closely follows the Company’s peer group. The Committee also determined it would allocate the equity-based incentive awards to a broader group of management and other key employees. In connection with this restructuring of the incentive program, the Committee made larger than normal grants of options to the named executive officers in 2004, and only made grants to certain named executive officers during 2005 in connection with promotions. The Committee has also established ownership guidelines for executive officers to reinforce the alignment of interests with stockholders.

Because of the Company’s extensive focus on equity incentive compensation as a means to recruit and retain highly qualified employees, the exceptional performance of the Common Stock, and the growing number of eligible employees, the Committee is recommending that the Amended 2004 Plan be approved by stockholders.

Shares Available and Limitations on Awards

Pursuant to the terms of the Amended 2004 Plan, an aggregate number of shares of Common Stock available for Awards is increased from 24,000,000 to 33,750,000; of that amount, a total of 2,500,000 shares may be granted in connection with “full-value” Awards, meaning Awards other than options, SARs that are settled in cash, and other Awards for which the participant pays at least the fair market value for the shares of Common Stock subject thereto, as determined on the date of grant of the Award. The foregoing share limits are subject to the share counting rules under the Amended 2004 Plan and will be adjusted by the Committee in the event of certain transactions as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

Individual Limits

All Awards other than dividend equivalents will be expressed in shares of Common Stock or share equivalents or valued by reference to shares. The individual limits under the 2004 Plan have not been amended. All individual limits have been adjusted for the four-for-three stock split in March 2005. The maximum number of shares of Common Stock with respect to which options and SARs settled in cash may be made under the Amended 2004 Plan to any individual during any calendar year is 3,333,333. The maximum number of shares of Common Stock with respect to which all Awards other than options, SARs settled in cash, and dividend equivalents may be made under the Amended 2004 Plan to any individual participant during any calendar year is 666,666. A participant may not accrue dividend equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 3,333,333 shares. The maximum aggregate number of shares of Common Stock with respect to which Awards may be made under the Amended 2004 Plan to any individual non-employee director or advisory director during any calendar year is 20,000. These individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. The foregoing share limits will be adjusted by the Committee in the event of certain transactions as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

Run Rate Limitation

To address potential stockholder concerns, and assuming approval of the Amended 2004 Plan, the Company intends to keep average annual Awards for the fiscal years 2006, 2007, and 2008 at or below a premium factor run rate of 2.5% of Common Stock outstanding, which is the mean run rate plus one standard deviation for the Company’s applicable GICS industry group for the 2006 proxy season as published by Institutional Shareholder Services.

The Company’s average annual run rate for this three-year period will equal the average of the run rates for each of the three years, computed for each year as the number of shares subject to Awards granted under the Amended 2004 Plan, plus awards granted under any other equity plan of the Company at the time, divided by the number of shares of Common Stock that were outstanding at year-end. For purposes of calculating the number of shares subject to Awards granted in a year, full-value Awards will count as equivalent to two option shares based on a current moderate annual stock price volatility of between 25% and 52%. Any Awards that are settled only in cash will not be counted for this purpose.

Share Counting

For administrative purposes, the Committee will reserve shares for issuance when grants payable in shares of Common Stock are made under the Amended 2004 Plan. Any shares of Common Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares or are designated to be settled only in cash, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, will not reduce or otherwise count against the shares available and limitations on Awards described above, and the shares reserved for those grants will again be available for grants under the Amended 2004 Plan. As was the case under the 2004 Plan, shares used to cover the exercise price of stock options will not again be available for Awards under the Amended 2004 Plan. However, as a change from the 2004 Plan, shares used to cover any tax withholding obligations in connection with any Award will likewise not become available again. In addition, the total number of shares subject to grants of SARs to be settled in stock will be counted against the pool of available shares, not just the net shares issued upon exercise.

Repricing

The Amended 2004 Plan, like the 2004 Plan, prohibits the repricing of stock options or SARs awarded under the Amended 2004 Plan, or amending the plan to allow repricing, without stockholder approval. Repricing is defined to include lowering the exercise price of an option after it is granted or canceling an option or SAR at a time when its exercise price exceeds the fair market value of the Common Stock in exchange for another option or SAR or other Award, other than in connection with an adjustment to the capitalization of the Company described below under “Adjustments to Shares Available, Awards Limits, and Outstanding Awards.”

Administration

With respect to Awards made to Company employees, the Amended 2004 Plan will be administered and interpreted by the Compensation Committee of the Board. With respect to Awards made to non-employee directors, the Amended 2004 Plan will be administered by the Corporate Governance and Nominating Committee of the Board. The term “Committee” refers to the Compensation Committee or the Corporate Governance and Nominating Committee, depending on the identity of the Award recipient.

The Committee has the authority to determine the individuals to whom Awards will be made, the time when Awards will be made, and the type, size, and terms of each Award. The Committee has the authority to amend the terms of any Award, to the extent that the amendment does not materially impair the rights or obligations of the participant, unless the participant consents to the amendment or the amendment is required by law or permitted by the Amended 2004 Plan. The Committee also has the authority to deal with any other matters arising under the Amended 2004 Plan. Members of the Committee currently are William H. Adams III, Lane G. Collins, Scott G. Sherman, and Herbert D. Simons.

Eligibility

Employees, officers, and non-employee directors, including advisory directors, of the Company and its subsidiaries and affiliates will be eligible to receive Awards under the Amended 2004 Plan. While all 1,761 Company employees are eligible to participate in the Amended 2004 Plan, the Committee intends to focus awards on management and other key employees. Approximately 200 management and other key employees would currently qualify to participate in the Amended 2004 Plan and the Company may expand the group that will qualify to receive Awards. Six non-employee directors are eligible to receive Awards under the Amended 2004 Plan.

Types of Awards

Options. The Committee may grant incentive stock options (“ISOs”) and nonqualified stock options. To qualify as ISOs, options must meet additional federal income tax requirements, including a limitation that the aggregate fair market value of ISOs that first become exercisable by a participant during any given calendar year may not exceed $100,000. Further, ISOs cannot be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the ISOs (i) have an exercise price of 110% of the fair market value of the Common Stock on the date of grant, and (ii) may not be exercised more than five years from the date of grant thereof.

An option entitles the participant to purchase a number of shares of Common Stock at a price (exercise price), which will be not less than 100% of the fair market value of shares of Common Stock on the date the option is granted. The exercise price must be paid in full (1) in cash, (2) in shares of previously owned Common Stock having a fair market value on the date of exercise equal to the amount of the exercise price (by delivery of the shares or attestation to ownership of the shares), (3) through a broker by having the broker sell shares of Common Stock simultaneously with the exercise of the option, or (4) by any other method permitted by the Committee. The Committee may not grant dividend equivalents with respect to options. Shares of Common Stock used to pay the exercise price of an option must have been held by the participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company.

The term of each option will be fixed by the Committee but may not exceed seven years from the date of grant. The Committee will determine when options may be exercised and may accelerate the exercisability of outstanding options at any time for any reason. Dividend equivalents may not be granted with respect to options.

Stock Appreciation Rights (“SARs”). The Committee may grant stock appreciation rights. An SAR entitles a participant to receive, upon exercise, the excess of the fair market value of a share of Common Stock on the date of exercise, over the grant price of the SAR, which will not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The Committee will determine when the SAR may be exercised, the method of exercise, whether cash, shares of Common Stock, or a combination of the two will be payable to the participant upon exercise, whether the SAR will be in tandem with any other Award, and any other terms and conditions of the SAR. Dividend equivalents may not be granted with respect to SARs. The term of an SAR may not exceed seven years from the date of grant.

Stock Units. The Committee may grant stock units. Each stock unit represents the right of the participant to receive a share of Common Stock or an amount of cash based upon the value of a share of Common Stock. Stock units may vest based on performance or vest over time. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units.

Stock Awards. The Committee may issue shares of Common Stock under stock awards. Stock awards may be in the form of performance shares that vest based on performance criteria or restricted shares that vest over time. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares, and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of the shares subject to stock awards. A participant will have the right to vote shares subject to stock awards and to receive any dividends or other distributions paid on the Common Stock during the restriction period. Upon election of the participant on the date of vesting, and upon approval by the Committee, the Company may purchase some or all of the participant’s vested shares under stock awards at the fair market value on the date the Committee determines that the stock awards have vested. Within seven business days after receipt of the participant’s election, the Committee will inform the participant of its decision whether to approve the purchase of such shares subject to stock awards.

Bonus Shares. The Committee may grant shares of Common Stock as a bonus, or grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Shares of Common Stock or other Awards granted hereunder will be subject to such other terms as determined by the Committee, including the grant of dividend equivalents in connection with such Awards. Directors can receive shares under this section as part of their compensation for service as a director.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with certain other Awards granted under the Amended 2004 Plan. Under the amended plan, dividend equivalents can not be granted in connection with options or SARs. There are no dividend equivalents granted in connection with any outstanding options or SARs. A dividend equivalent is an amount determined by multiplying the number of shares of Common Stock subject to an Award by the per share dividend paid by the Company on the Common Stock. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Dividend equivalents may be paid in cash, shares of Common Stock, or a combination of the two, at the discretion of the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are based upon or measured by reference to, or payable in, shares of Common Stock. The Committee may grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash, shares of Common Stock, or a combination of the two, at the discretion of the Committee.

Qualified Performance-Based Compensation

Options, SARs, stock units, stock awards, bonus shares, dividend equivalents or other stock-based awards granted to an employee may be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under “Federal Income Tax Consequences” below). In order for such Awards, other than options and SARs, to be considered performance-based, the Committee must establish in writing, at the beginning of the performance period: (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based upon one or more of the following business criteria: market price of the Common Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based upon meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more business units or the performance of the Company as a whole, individual performance, or any combination of the foregoing and need not be uniform among participants.

Deferrals

The Committee may permit a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to a participant in connection with any Award.

Tax Consequences

The following description of the federal income tax consequences of Awards under the Amended 2004 Plan is a general summary. State, local, and other taxes may also be imposed in connection with Awards. This discussion is intended for the information of stockholders considering how to vote on the Amended 2004 Plan at the Annual Meeting and not as tax guidance to individuals who may participate in the Amended 2004 Plan.

Incentive Stock Options. There generally are no federal income tax consequences to a participant or to the Company upon the grant of an ISO. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an ISO. However, for purposes of the alternative minimum tax, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the participant’s alternative minimum taxable income.

A participant will recognize income when he or she sells shares of Common Stock acquired upon exercise of an ISO. If the shares acquired upon exercise of an ISO are disposed of after two years from the date the ISO was granted and after one year from the date the shares were transferred upon the exercise of the ISO, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Nonqualified Stock Options and SARs. A participant who receives a nonqualified stock option or SAR will recognize no income at the time of the grant. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon the exercise of an SAR, a participant will recognize ordinary income equal to the cash or fair market value of the shares of any Common Stock received. The basis in shares of Common Stock acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. The basis in any shares of Common Stock acquired upon the exercise of an SAR normally is the amount the participant recognized as ordinary income in connection with the SAR exercise and the holding period of such shares will begin on the date of exercise. In general, the Company will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Taxation of Shares of Common Stock Used to Exercise Options. Shares of Common Stock delivered to pay for shares of Common Stock purchased upon the exercise of an ISO or nonqualified stock option will be valued at the fair market value at the date of exercise. Unless the delivery of shares of Common Stock constitutes a disqualifying disposition of shares acquired upon exercise of an ISO, no taxable gain or loss will be realized on the surrender of such shares. For federal income tax purposes, the participant receives the same tax basis and holding period in a number of the new shares of Common Stock equal to the number of old shares exchanged. The participant will also receive a tax basis in the new shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of a nonqualified stock option and a new holding period in either case.

Stock Units. A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash or fair market value of any shares of Common Stock paid to the participant. The Company generally will be entitled to a tax deduction in the same amount and in the same year.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the shares of Common Stock subject to the stock award are transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the shares are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding tax deduction in the year in which the participant recognizes ordinary income.

Bonus Shares, Dividend Equivalents, and Other Stock-Based Awards. A participant will recognize ordinary income when bonus shares, dividend equivalents, and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Common Stock paid to the participant. The Company generally will be entitled to a corresponding deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000 in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1,000,000 limit and, therefore, remains fully deductible by the company that pays it. Assuming the Amended 2004 Plan is approved by our stockholders, we intend that options and SARs granted under the Amended 2004 Plan will not be subject to the Section 162(m) deduction limit, and we intend that other Awards that are contingent upon achieving performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the Section 162(m) deduction limit. Other Awards under the Amended 2004 Plan may be subject to the deduction limit. The Committee has in the past approved compensation that has not qualified as tax deductible under Section 162(m), and the Committee reserves the right to do so in the future, whether under the Amended 2004 Plan or otherwise.

Transferability of Awards

Except as otherwise provided by the Committee with respect to nonqualified stock options, Awards under the Amended 2004 Plan are not transferable by the participant except by will or the laws of descent and distribution. The Committee may authorize the transfer of all or a portion of nonqualified options to immediate family members or to an entity involving immediate family members, subject to certain restrictions.

Death, Disability, Retirement, and Other Terminations of Employment or Service

In the event of termination of employment or service as a director by reason of death, the participant’s options and SARs will vest immediately upon the date of death, and may thereafter be exercised by the participant’s estate, or by such person who acquires the right to exercise such option by inheritance, by bequest, or otherwise by reason of such participant’s death, for one year after such death. In the event of termination of employment by reason of permanent disability or retirement, an option or SAR may thereafter be exercised (to the extent it was then exercisable) within one year after such termination. In the event of termination of employment by reason other than death, retirement, or disability, ISOs terminate immediately and nonqualified options (to the extent then exercisable) may be exercised within 90 days after termination, unless termination is for cause, and then nonqualified options and SARs terminate immediately. The stated exercise periods can be modified by the Committee.

Upon the death of a participant, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will vest immediately. Unless the Committee otherwise provides in an award agreement, upon termination of employment due to permanent disability, retirement, or other termination of employment of an employee, or termination of service as a director for any reason other than death, prior to vesting, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will be canceled, will not vest, and will be returned to the Company.

When a non-employee director does not continue as a director of the Company for any reason (other than death), the non-employee director may thereafter exercise those options and SARs that were exercisable when the director ceased to be a director for two years after such date.

Amendment and Term of the Plan

The Board is permitted to amend the Amended 2004 Plan in response to changes in securities or other laws or to comply with stock exchange rules or requirements. The Amended 2004 Plan may be terminated, modified, or amended by the Board; but, without stockholder approval, the Committee may not increase the number of shares of Common Stock available under the Amended 2004 Plan or any Award limits in the Plan (except pursuant to the Plan’s adjustment provisions), change the participants or class of participants eligible to participate in the Amended 2004 Plan, amend the section requiring stockholder approval for the repricing of any outstanding options or SARs, or adopt any other material revision that would require stockholder approval under the rules promulgated by the New York Stock Exchange. No termination, modification, or amendment can adversely affect any outstanding Awards without the participant’s consent. No Awards may be made under the Amended 2004 Plan after the fifth anniversary of the date upon which stockholders of the Company have approved the Amended 2004 Plan.

Adjustments to Shares Available, Awards Limits, and Outstanding Awards

Subject to provisions in the Amended 2004 Plan regarding a change in control, if there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization, or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock, or if the value of outstanding shares of Common Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend or distribution, or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Common Stock available for Awards under the Amended 2004 Plan, other limitations on the maximum number and kind of shares of Common Stock for which Awards may be granted, the number and kind of shares covered by outstanding Awards, and the price per share, applicable market value, or performance targets of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards.

If a change in control occurs, all outstanding options and SARs will become fully exercisable and the restrictions on all other outstanding Awards will lapse. If a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards that remain outstanding will be converted into similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change in control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock. The Committee may determine that participants holding stock units, stock awards, dividend equivalents, or other stock-based Awards will receive a payment in settlement of these Awards, in an amount and form determined by the Committee.

The Committee making the determinations following a change in control must be composed of the same members as compose those of the Committee immediately before the change in control. If the Committee members do not meet this requirement, the automatic provisions of the Amended 2004 Plan, described above, will apply, and the Committee shall not have discretion to vary them.

For purposes of the Amended 2004 Plan, a change in control is defined as:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934) together with such person’s or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) the merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit will be considered a change in control for purposes of an Award, or the Committee may establish other provisions that are applicable in the event of a specified transaction.

New Plan Benefits

Awards under the Amended 2004 Plan generally will be granted in the discretion of the Committee. Therefore, the type, number, recipients and other terms of such Awards cannot be determined at this time.

It is expected that the Corporate Governance and Nominating Committee will recommend annual awards to non-employee directors and advisory directors, but no determination has been made at this time as to the number or type of Awards that will be granted. During 2005, each non-employee director was granted an option to purchase 16,000 shares of Common Stock and a stock award of 3,333 shares. Each non-employee advisory director received a grant of 1,666 shares of Common Stock during 2005.

The Committee has made no determination as to which of the officers or other employees of the Company, its subsidiaries, and affiliates will receive Awards under the Amended 2004 Plan. It is expected that, if the Amended 2004 Plan is approved by stockholders, Awards will be made under the Amended 2004 Plan in connection with the Company’s semi-annual performance review and compensation cycle in May 2006.

Equity Compensation Plan Information as of December 31, 2005

The following table summarizes information as of December 31, 2005 relating to the Company’s equity compensation plans, under which grants of stock options, performance shares, and other rights to acquire shares of Common Stock may be granted from time to time:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	19,451,609	$24.74	5,573,293
Equity compensation plans not approved by security holders	—	—	—

Total	19,451,609	$24.74	5,573,293

(1)	Column (a) does not include 155,750 performance shares that were unvested at December 31, 2005, which represent the only full-value awards the Company has outstanding under the Company’s equity compensation plans. The unvested performance shares are included in outstanding shares of Common Stock at December 31, 2005, and have already been deducted from the number of shares remaining available for future issuance under the Company’s equity compensation plans in column (c). The weighted average exercise price in column (b) does not take these awards into account.

Compensation Committee and Board Recommendation

The Compensation Committee and Board of Directors unanimously recommend that the stockholders vote FOR the proposal to approve the XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan.

Item 4.    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2006. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if so desired and to respond to appropriate questions. Although Securities and Exchange Commission rules and New York Stock Exchange corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, the Company is asking stockholders to approve that appointment. In the event stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider this appointment, but will make the final determination of the independent auditor for 2006.

Vote Required

The ratification of the appointment of the independent auditor requires approval by a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of KPMG LLP to audit the Company’s financial statements for 2006.

Independent Auditor and Auditor Fees

The Audit Committee retained KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor in 2005 and 2004.

During 2005 and 2004, the Company incurred the following fees with KPMG:

	2005	2004
Audit fees (a)	$1,108,980	$1,119,276
Audit-related fees (b)	15,371	84,195
Tax fees (c)	56,340	25,743
All other	—	—

Total	$1,180,691	$1,229,214

(a)	Audit fees include fees for the audit of the Company’s annual financial statements included in the Company’s Form 10-K and review of financial statements included in the Company’s Form 10-Qs; audit of the Company’s internal control over financial reporting; attestation of management’s report on the effectiveness of internal control over financial reporting; and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(b)	Audit-related fees relate to financial audits of employee benefit plans, audits of acquired businesses and assistance with Section 404 internal control reporting requirements.

(c)	Tax fees in 2005 include $21,340 for assistance with acquisition issues, $15,000 for review of federal income tax returns, $7,500 for assistance with tax audits and $12,500 for state tax returns. Tax fees in 2004 relate to assistance with tax audits and state tax returns.

The Audit Committee must give prior approval to all services KPMG LLP provides to the Company. This includes any audit, audit-related, and tax services or, to the extent permitted by law, non-audit services. The Audit Committee has delegated to its Chairman authority to approve any increases in fees previously approved or new services requested, provided the Chairman presents any approval so given to the Audit Committee at its next scheduled meeting. All audit, audit-related, and tax services rendered by KPMG LLP in 2005 were approved by the Audit Committee or its Chairman.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent registered public accounting firm (“independent auditor”) is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditor the Company’s audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee also has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has discussed with the independent auditor their independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of the provision of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors, and the Board approved, that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Herbert D. Simons—Chairman

William H. Adams III

Lane G. Collins (since August 16, 2005)

Phillip R. Kevil

Scott G. Sherman

OTHER MATTERS

The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than those matters described in this Proxy Statement. If any other business should properly come before the Annual Meeting, however, it is intended that the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

Submission of Stockholder Proposals and Other Deadlines for the 2007 Annual Meeting of Stockholders

Stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and accompanying proxy card for the Company’s 2007 Annual Meeting of Stockholders must be received at the Company’s principal executive offices in Fort Worth, Texas, on or before December [14], 2006, and must meet the requirements of Rule 14a-8.

In addition, a stockholder desiring to raise a matter at the 2007 Annual Meeting of Stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and accompanying proxy card relating to such meeting pursuant to Rule 14a-8, must comply with the advance notice provisions in the Company’s Bylaws. Such provisions require that written notice of an intention to raise a matter at an annual meeting of stockholders must be received by the Secretary of the Company not less than 90 days, nor more than 120 days, before the anniversary date of the immediately preceding annual meeting of stockholders. For the 2007 Annual Meeting of Stockholders, notice should be received no earlier than January 16, 2007, and no later than February 15, 2007. If notice is received after February 15, 2007, the Board of Directors may exercise discretionary voting authority with respect to the matter if raised at the Annual Meeting, without including any discussion of it in the proxy statement. The Company also reserves the right to reject, rule out of order, or take other appropriate action with respect to any matter raised at a stockholders’ meeting that did not comply with the requirements described above or other applicable requirements. A stockholder who desires to raise such matters should contact the Secretary of the Company for the specific requirements prescribed by the Bylaws or refer to the copy of the Bylaws available on the Company’s web site at www.xtoenergy.com.

A stockholder desiring to nominate an individual for election as a director at the 2007 Annual Meeting of Stockholders must comply with the advance notice provisions in the Company’s Bylaws. The Bylaws require that written notice to nominate a director be received by the Board of Directors, with a copy to the President and the Secretary of the Company, not later than 120 days in advance of the annual meeting date. For the 2007 Annual Meeting of Stockholders, notice of intent to nominate a director at the Annual Meeting must be received by January 15, 2007. A stockholder desiring to suggest an individual for consideration by the Corporate Governance and Nominating Committee as a possible candidate for election as a director at the 2007 Annual Meeting of Stockholders should submit the suggestion to the Committee, c/o the President and the Secretary, by January 15, 2007. For a description of some of the requirements for suggesting an individual for consideration by the Corporate Governance and Nominating Committee for election as a director, see “Corporate Governance Matters—Nomination Process.” For a complete description of the Bylaw requirements, contact the Secretary of the Company, or refer to the copy of the Bylaws available on the Company’s web site at www.xtoenergy.com.

Annual Report Including Form 10-K

The Company’s 2005 Annual Report, including the Annual Report on Form 10-K for the year ended December 31, 2005 with audited financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Investor Relations, XTO Energy Inc., 810 Houston Street, Fort Worth, Texas 76102.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

April [13], 2006

Appendix A

XTO ENERGY INC.

Categorical Standards of Directors’ Independence

It is a policy of the Board of Directors that a majority of the voting directors be independent of the Company. The Board of Directors will not include the non-voting advisory directors in determining whether a majority of the directors are independent. For a director to be deemed independent, the Board of Directors must affirmatively determine that the director has no material relationship with the Company or any executive officer of the Company or his or her affiliates. This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders.

A director who at all times during the previous three years (unless another time period is indicated), has met all of the following categorical standards shall be presumed to be “independent”:

•	The Company has not employed the director, and has not employed any of his or her immediate family members, as an executive officer. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

•	Neither the director, nor any of his or her immediate family members, has received more than $100,000 during any twelve-month period within the past three years in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•	The director has not been employed by, or a partner of, the Company’s internal or external auditors, nor are any of his or her immediate family members currently employed as a partner of such a firm or currently participating in the firm’s audit, assurance or tax compliance (but not tax planning) practice or were within the last three years (but are no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

•	Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by or affiliated with a significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from, the Company represent during any year the greater of (a) $1 million or (b) more than 2% of such other company’s consolidated gross revenues.

•	Neither the director, nor any of his or her immediate family members, has received more than $50,000 under personal services contracts with the Company, its Chairman, Chief Executive Officer or other executive officers, or any affiliate of the Company.

•	Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, more than $500,000 per annum or 2% of the total annual donations received by the foundation, university or other non-profit organization (whichever is less).

•	Neither the director, nor any of his or her immediate family members, either directly or indirectly as a partner, shareholder, or officer of another company, owns more than 10% of the Company’s common stock.

A-1

•	Neither the director, nor any of his or her immediate family members, has been employed as an executive officer of a lender that is considered a significant lender of the Company. For the purposes of this categorical standard, a lender shall be considered significant if the credit extended is more than 10% of the consolidated assets of the Company.

For purposes of these standards: (a) “immediate family” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation; and (b) “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

The Board of Directors will undertake an annual review of the independence of all non-employee voting directors. In advance of the meeting at which this review occurs, each non-employee voting director will be asked to provide the Board of Directors with full information regarding the director’s business and other relationships with the Company and with executive officers to enable the Board of Directors to evaluate the director’s independence.

A-2

Appendix B

XTO ENERGY INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1.    Purpose

The purpose of the XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is to provide designated employees of XTO Energy Inc. and its subsidiaries and affiliates (collectively the “Company”) and non-employee members of the Board of Directors of the Company with the opportunity to receive equity incentive compensation. The Company believes that the Plan will (i) help closely align the interests of Plan participants with the stockholders to generate a strong incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (ii) provide participants with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels, thereby attracting and retaining highly competent and talented employees and directors; and (iv) provide an incentive to employees and directors for continued service with the Company. The Plan will be effective as of the date adopted by the Board of Directors, subject to approval by the stockholders of the Company. The authority to grant new awards under the Company’s 1998 Stock Incentive Plan terminated on November 16, 2004.

2.    Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Award” means an Option, Stock Appreciation Right, Stock Unit, Stock Award, Bonus Shares, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c) “Board” means the Company’s Board of Directors.

(d) “Bonus Shares” means a grant of shares of Stock described in Section 11.

(e) “Change in Control” shall be deemed to have occurred if:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) the merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means (i) with respect to Awards to Employees, the Compensation Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan, or its delegate, and (ii) with respect to Awards made to Non-Employee Directors, the Corporate Governance and Nominating Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan with respect to Non-Employee Directors, or its delegate.

(h) “Company” means XTO Energy Inc. and its subsidiaries and affiliates.

(i) “Dividend Equivalent” means an Award described in Section 12.

(j) “Effective Date” of the Plan means the date the Plan is adopted by the Board, subject to approval of the Plan by the stockholders of the Company.

(k) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Award, the average of the high and low sales price on the date of the Award or on the next business day, if such day is not a business day, or if no trading occurred on such day, then on the first day preceding such day on which trading occurred, of a share of Stock traded on the New York Stock Exchange, or any other public securities market selected by the Committee; provided, however, that, if shares of Stock shall not have been traded on the New York Stock Exchange or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the Fair Market Value of shares of Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Stock be less than its par value.

(o) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(p) “Non-Employee Director” means a member of the Board who is not an employee of the Company and includes advisory directors who are not employees of the Company.

(q) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(r) “Option” means an Award to purchase shares of Stock described in Section 7.

(s) “Other Stock-Based Award” means any Award based on, measured by or payable in Stock (other than an Award described in Section 7, 8, 9, 10, 11, or 12 of the Plan) described in Section 13.

(t) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(u) “Plan” means this XTO Energy Inc. Amended and Restated 2004 Stock Incentive Plan, as in effect from time to time.

(v) “Senior Executive” means the Chairman, the Chief Executive Officer, the President, the Senior Executive Vice President and Chief of Staff and any Executive Vice President of the Company.

(w) “Stock” means the common stock of the Company or any successor security.

(x) “Stock Appreciation Right” means an Award described in Section 8.

(y) “Stock Award” means an Award of Stock described in Section 10 and may be in the form of performance shares that vest based on performance or restricted shares that vest over time.

(z) “Stock Unit” means an Award of a unit representing a share of Stock described in Section 9 and may be in the form of phantom units that vest based on performance or that vest over time.

3.    Administration

(a) Committee. The Plan shall be administered and interpreted by the Compensation Committee with respect to Awards to Employees. The Plan shall be administered and interpreted by the Corporate Governance and Nominating Committee with respect to Awards to Non-Employee Directors. The Committee, as applicable, that has authority with respect to a specific Award shall be referred to as the “Committee” with respect to that Award. Ministerial functions may be performed by an administrative committee composed of Employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the full power and express authority to (i) administer and interpret the Plan, (ii) make factual determinations, (iii) adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business, (iv) determine the Participants to whom Awards shall be made under the Plan, (v) determine the type, size and terms and other conditions of the Awards to be made to each such Participant, (vi) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (vii) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 21, and (viii) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive, and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated Participants.

(d) Delegation of Committee Authority. The Committee may delegate any or all of its power and authority under this Section 3 relating to the selection of Employees for participation, the grant of Awards to Employees, and other actions under the Plan relating to Employees, to the extent permitted by applicable law and stock exchange requirements. Such delegation shall be made only to a Senior Executive or a committee of two or more Senior Executives. In the case of any such delegation, reference in the Plan to the Committee shall be deemed to include the Senior Executive or committee to which authority has been delegated with respect to Employees; provided, however, that the Committee may impose any term or limitation upon the exercise of such delegated authority not inconsistent with the Plan. The Committee may not make such delegation with respect to any Award granted to a Senior Executive. The Committee may delegate to officers or other Employees, subject to such terms as the Committee shall determine, the duty to perform ministerial functions under the Plan.

(e) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer of the Company or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the

Committee, nor any officer or Employee acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Committee and any Senior Officer or other Employee acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.    Awards

(a) Types of Awards. Awards under the Plan may consist of Options described in Section 7, Stock Appreciation Rights described in Section 8, Stock Units described in Section 9, Stock Awards described in Section 10, Bonus Shares described in Section 11, Dividend Equivalents described in Section 12 and Other Stock-Based Awards described in Section 13. All Awards shall be subject to such terms and conditions as the Committee may determine and as are specified in writing by the Committee in the Award Agreement.

(b) Award Agreements. All Awards shall be evidenced by Award Agreements. All Awards shall be conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, conclusive, and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

(c) Minimum Vesting Provisions. All Awards can become exercisable or have restrictions that lapse based on the passage of time or achievement of designated performance criteria. Awards, other than Bonus Shares, which are not subject to achievement of performance-based criteria, will have a minimum vesting period of ratably over three years, subject to acceleration as described herein.

5.    Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan is 33,750,000 shares, subject to adjustment. All shares of Stock that may be issued under the Plan may be granted in the form of Nonqualified Stock Options or Incentive Stock Options.

(b) Limit on “Full-Value” Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Stock that may be issued under the Plan in connection with “full-value” Awards, meaning Awards other than Options, SARs settled in cash, or Awards for which the Participant pays at least the Fair Market Value for the shares of Stock subject thereto, determined on the date of grant of the Award (in cash or other consideration designated as acceptable by the Committee), is 2,500,000 shares, subject to adjustment. Notwithstanding the foregoing, in the event the number of shares available for full-value Awards has been used, the Company may grant additional full-value Awards from the remaining shares available for grant under subsection (a) with each such full-value Award counting as three shares against the remaining shares available under Section 5(a).

(c) Source of Shares. Shares issued under the Plan may be authorized but unissued shares of Stock, treasury shares, or shares purchased by the Company on the open market for purposes of the Plan.

(d) Share Counting. For administrative purposes, when the Committee makes an Award that may be payable in Stock, the Committee shall reserve shares equal to the maximum number of shares that may be issued under the Award. The total number of shares subject to an option or SAR settled in stock will be counted against the share limits described in subsection (a) and (b) above. Any shares of Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, shall not reduce or otherwise count against the share limits set forth above. Until May 16, 2006, if the Participant tenders previously-acquired shares of Stock in satisfaction of applicable withholding tax obligations or if any shares of Stock covered by an Award are not delivered to the Participant because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Awards under the Plan. From and after May 16, 2006, shares withheld or tendered to pay withholding tax obligations will no longer become available again for Awards under the Plan. Awards paid in cash shall not count against the share limits described in subsection (a) and (b) above.

(e) Individual Limits. All Awards under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock or share equivalents, or valued by reference to shares of Stock. The maximum aggregate number of shares of Stock with respect to which Options and SARs settled in cash may be granted under the Plan to any individual during any calendar year shall be 3,333,333 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which all Awards, other than Options, SARs settled in cash, and Dividend Equivalents, may be granted under the Plan to any individual during any calendar year shall be 666,666 shares, subject to adjustment. A Participant may not accrue Dividend Equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 3,333,333 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any individual Non-Employee Director during any calendar year shall be 20,000 shares, subject to adjustment. The individual limits of this subsection (e) shall apply without regard to whether the Awards are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payments relate.

(f) Adjustments. Subject to Section 19, if there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Stock available for issuance under the Plan, the maximum number and kind of shares of Stock available for issuance of “full-value” Awards, the maximum number and kind of shares of Stock for which any individual may receive Awards or Dividend Equivalents in any year, the number and kind of shares of Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

6.    Eligibility for Participation

(a) Eligible Persons. Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Awards.

7.    Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 7. The Committee shall determine the number of shares of Stock that will be subject to each grant of Options. The Committee may not grant Dividend Equivalents with respect to Options.

(b) Type of Option, Price, and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock

Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price is not less than 110% of the Fair Market Value of the Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed seven years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through broker-assisted cashless exercise arrangements, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company with respect to the Option. Payment for shares of Stock to be issued pursuant to the exercise of an Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(e) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Stock on the date of grant of Incentive Stock Options which first become exercisable by a Participant during any calendar year, under the Plan or any other plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8.    Stock Appreciation Rights

(a) General Requirements. The Committee may grant Stock Appreciation Rights (“SARs”) to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 8. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, in cash, Stock or a combination of the two, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise, over (ii) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be equal to or greater than the Fair Market Value of a share of Stock on the date the SAR is granted.

(b) Terms of SARs. The Committee shall determine the time or times when an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash, Stock, or a combination of the two shall be payable to the Participant upon exercise, the method by which Stock will be delivered or deemed to be delivered to Participants, whether an SAR shall be in tandem with any other Award, and any other terms and conditions of an SAR. The Committee may not grant Dividend Equivalents with respect to an SAR.

9.    Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount of cash based upon the value of a share of Stock. All Stock Units shall be recorded in memo bookkeeping accounts for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified vesting or performance period. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(c) Payment with Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, Stock, or a combination of the two, as determined by the Committee.

10.    Stock Awards

(a) General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award upon such terms and conditions as the Committee may determine under this Section 10, subject to restrictions or no restrictions, as determined by the Committee. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria, including performance criteria, as the Committee may determine. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award.

(b) Restrictions on Transfer. While shares of Stock subject to a Stock Award are subject to restrictions on transferability, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of such shares except upon death as described in Section 17(a). Each certificate for a share of Stock subject to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for shares of Stock subject to a Stock Award until all restrictions on such shares have lapsed. If non-certificated shares representing the Stock subject to a Stock Award are registered in the name of the Participant, such shares shall be maintained in a separate restricted share account subject to terms, conditions and restrictions of like effect.

(c) Right to Vote and to Receive Dividends. Once shares of Stock subject to a Stock Award have been registered in the name of a Participant, the Participant shall have the right to vote such shares of Stock and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends paid on Stock Awards are not considered Dividend Equivalents.

(d) Purchase of Stock by the Company. On the date all restrictions on shares of Stock subject to a Stock Award have lapsed, subject to the approval by the Committee, the Participant may request the Company to purchase some or all of the Participant’s shares subject to the Stock Award at the Fair Market Value on the date the Committee determines that the restrictions have lapsed. Within seven business days after receipt of the Participant’s request, the Committee will inform the Participant of its decision whether to approve the purchase of such shares of Stock.

11.    Bonus Shares and Awards in Lieu of Other Cash Obligations

The Committee may grant shares of Stock as a bonus, or grant shares of Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12.    Dividend Equivalents.

(a) General Requirements. When the Committee makes an Award, other than an Option or SAR, the Committee may grant Dividend Equivalents in connection with the Award, under such terms and conditions as the Committee may determine under this Section 12. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The amount to be paid under a Dividend Equivalent shall be determined by multiplying the number of shares of Stock subject to an Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash, Stock, or a combination of the two, as determined by the Committee.

13.    Other Stock-Based Awards

The Committee may grant other Awards not specified in Sections 7, 8, 9, 10, 11 and 12 that are based on, measured by, or payable in Stock to Employees or Non-Employee Directors on such terms and conditions as the Committee may determine under this Section 13. Other Stock-Based Awards may be payable in cash, Stock, or a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

14.    Qualified Performance-Based Awards

(a) Designation as Qualified Performance-Based Awards. The Committee may determine that Options, SARs, Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code, in which case the provisions of this Section 14 shall apply to such Awards.

(b) Performance Goals. When Awards are made under this Section 14, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum number of shares of Stock or amount of cash that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c) Business Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following business criteria: market price of the Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute terms or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more regions or districts or may relate to the performance of the Company as a whole, individual performance, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period for the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Stock.

(f) Death, Disability or Other Circumstances. The Committee may provide that Awards under this Section 14 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control, or under other circumstances consistent with the applicable regulations under Section 162(m) of the Code.

15.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on the Company’s records for the Plan.

16.    Withholding of Taxes

(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from wages or other amounts payable by the Company the amount of any withholding taxes due with respect to such Awards.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Stock by having shares withheld at the time such Awards become taxable. Shares may not be withheld in an amount that would result in additional compensation being recorded by the Company in its financial statements. The election must be in a form and manner prescribed by the Committee.

17.    Transferability of Awards

(a) Restrictions on Transfer. Except as described in subsection (b), only the Participant is entitled to any rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Company of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of the Options and the transferred Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before the transfer.

18.    Death, Disability, Retirement, and Other Termination of Employment or Service

Unless otherwise determined by the Committee:

(a) Employee Nonqualified Stock Options and Stock Appreciation Rights.

(i) Upon the death of an Employee, any Nonqualified Stock Option or SAR shall vest immediately on the date of death and may be exercised by the Employee’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option or SAR by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Nonqualified Stock Options and SARs shall only be exercisable to the extent any rights exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Employee may exercise any Nonqualified Stock Option or SAR to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such termination.

(iii) In the event of the termination of an Employee’s employment for cause (as determined by the Committee), all Nonqualified Stock Options and SARs shall terminate immediately upon the termination of the Employee’s employment.

(iv) Upon termination of an Employee’s employment by reason other than death, retirement, disability, or cause, the Employee may exercise any Nonqualified Stock Option or SAR, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) 90 days after the date of termination.

(b) Incentive Stock Options

(i) Upon the death of an Employee, any Incentive Stock Option will vest immediately on the date of death and may be exercised by the Employee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after the Employee’s death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Incentive Stock Options shall only be exercisable to the extent any Incentive Stock Options exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of permanent disability or retirement (as each is determined by the Committee), the Employee may exercise any Incentive Stock Option, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after such termination.

(iii) Except as provided in (b)(i) and (b)(ii) or otherwise determined by the Committee, all Incentive Stock Options shall terminate immediately upon the termination of the Employee’s employment.

(iv) Notwithstanding the terms of the Award, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option shall not be available to an Employee who exercises any Incentive Stock Option more than one year after the date of termination of employment due to death or permanent disability or three months after the date of termination of employment due to retirement.

(c) Other Employee Awards. Upon the death of an Employee all Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall vest immediately. Unless the Award provides for vesting upon disability, retirement, or other termination of employment, upon any such termination of employment of an Employee prior to vesting of Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards, all such outstanding and unvested Awards to the Participant shall be canceled, shall not vest, and shall be returned to the Company.

(d) Non-Employee Directors. When a Non-Employee Director does not continue as a director of the Company for any reason (other than in the event of death), the Non-Employee Director may thereafter exercise only those Options and SARs that were exercisable upon the date that the director ceased to be a director and only during the period occurring within two years after such date. The provisions of Section 18(a)(i) relating to the death of an Employee shall also apply to Options and SARs granted to Non-Employee Directors. The provisions of Section 18(c) shall also apply to all other Awards to Non-Employee Directors.

19.    Consequences of a Change in Control

(a) Vesting of Awards. Upon a Change in Control, all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall lapse. Such acceleration or lapse shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(b) Assumption of Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised prior to the Change in Control shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards shall remain outstanding after the Change in Control and be converted to comparable awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption or replacement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Stock, or a combination of the two, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or grant price, and (ii) with respect to Participants holding Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, the Committee may determine that such Participants shall receive payment in settlement of such Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee. Such surrender or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d) Other Transactions. The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of the Award, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

(e) Committee. The Committee making the determinations under this Section 19 following a Change in Control must be composed of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provision of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

20.    Requirements for Issuance of Shares

No shares of Stock shall be issued in connection with any Award unless and until all legal and stock exchange requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares as the Committee shall determine, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

21.    Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such amendment is material and approval is required in order to comply with the Code or applicable laws or stock exchange requirements. No amendment or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant, unless such right has been reserved in the Plan or the Award, or except as provided in Section 22(b). An amendment to the Plan shall not be considered material if it curtails rather than expands the scope of the Plan.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit such repricing, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Termination of the Plan. No Awards shall be made after May 16, 2006. The Plan shall remain in effect thereafter in accordance with its terms until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards, unless the Plan is earlier terminated by the Board.

(e) Termination of 1998 Plan. Effective November 16, 2004, the authority to grant new awards under the Company’s 1998 Stock Incentive Plan terminated. In other respects, the 1998 Stock Incentive Plan remains in effect in accordance with its terms with respect to outstanding awards.

22.    Miscellaneous

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. The Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Awards or awards under another plan or issued by a business entity being acquired may be applied to reduce the Exercise Price of any Option, grant price of any SAR, or purchase price of any other Award. “Substitute Awards” shall mean Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(b) Compliance with Law and Stock Exchange Requirements. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Stock under Awards shall be subject to all applicable laws and stock exchange requirements and to approvals by any governmental or regulatory agency or stock exchange as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of

Section 162(m) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Unfunded Status of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Awards. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Board, or the Committee and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non Employee Director or other person to claim a right to receive an Award. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Governing Law. The validity, construction, interpretation, and effect of the Plan and Award Agreements shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

PROXY

XTO Energy Inc.

810 Houston Street, Fort Worth, Texas 76102

This Proxy is solicited by the Board of Directors of XTO Energy Inc.

for the Annual Meeting of Stockholders on May 16, 2006

The undersigned hereby appoints Bob R. Simpson and Virginia N. Anderson and each of them as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to vote all shares of XTO Energy Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 16, 2006, in Ballroom C at the Fort Worth Convention Center, 1201 Houston Street, Fort Worth, Texas, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy Card, when properly signed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR the matters listed herein. As to such other matters that may properly come before the Annual Meeting of Stockholders, this Proxy will be voted by the Proxies listed above according to their discretion.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your XTO Energy Inc. account online.

Access your XTO Energy Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for XTO Energy Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MATTERS LISTED BELOW.

Please Mark Here ☐ for Address Change Or Comments SEE REVERSE SIDE

1.	Election of Directors

CLASS I DIRECTORS (Three-Year Term):

	01 Phillip R. Kevil	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	02 Herbert D. Simons	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	03 Vaughn O. Vennerberg II	FOR	AGAINST	ABSTAIN
		☐	☐	☐

CLASS II DIRECTOR (One-Year Term):

	04 Lane G. Collins	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Approval of the Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value per shares, to 1,000,000,000.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	Approval of the Amended and Restated XTO Energy Inc. 2004 Stock Incentive Plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2006.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Please mark your vote as indicated in this example.  ☒

SIGNATURE __________________	SIGNATURE __________________	DATE __________________

Please sign EXACTLY as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, sign in corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

Internet http: //www.proxyvoting.com/xto		Telephone 1-866-540-5760

Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call.

OR

Mail

Mark, sign and date your Proxy Card and return it
in the enclosed postage-paid envelope.

If you vote by Internet or by telephone, you do NOT need to mail back your Proxy Card.

You can view the Annual Report and Proxy Statement on the internet at www.xtoenergy.com.